                                                                Exhibit 4.4









                              CELERON CORPORATION
                             EMPLOYEE SAVINGS PLAN
                         (February 1, 1996 Restatement)

                               TABLE OF CONTENTS


ARTICLE                                                                                       PAGE
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
         I       THE PLAN                                                                        1

        II       DEFINITIONS                                                                     2

                 2.1       Meaning of Definitions   . . . . . . . . . . . . . . . . . . . . . .  2
                 2.2       Pronouns   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

       III       EMPLOYEE PARTICIPATION                                                         10

                 3.1       Eligibility and Election to Participate  . . . . . . . . . . . . . . 10
                 3.2       Notification of New Participants   . . . . . . . . . . . . . . . . . 10
                 3.3       Effect and Duration  . . . . . . . . . . . . . . . . . . . . . . . . 10
                 3.4       Changes in Employment Status; Transfers
                             of Employment  . . . . . . . . . . . . . . . . . . . . . . . . . . 10
                 3.5       Reemployment of a Participant  . . . . . . . . . . . . . . . . . . . 11

        IV       TAX-DEFERRED CONTRIBUTIONS MADE ON BEHALF
                   OF PARTICIPANTS                                                              12

                 4.1       Tax-Deferred Contributions   . . . . . . . . . . . . . . . . . . . . 12
                 4.2       Amount of Tax-Deferred Contributions   . . . . . . . . . . . . . . . 12
                 4.3       Limitation on Tax-Deferred Contributions
                             of Highly Compensated Employees  . . . . . . . . . . . . . . . . . 13
                 4.4       Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . 15
                 4.5       Limitation on Employer Contributions   . . . . . . . . . . . . . . . 16
                 4.6       Changes in Compensation Reduction
                             Authorization  . . . . . . . . . . . . . . . . . . . . . . . . . . 16
                 4.7       Suspension of Contributions  . . . . . . . . . . . . . . . . . . . . 16

         V       AFTER-TAX CONTRIBUTIONS                                                        17

                 5.1       After-Tax Contributions  . . . . . . . . . . . . . . . . . . . . . . 17
                 5.2       Amount of After-Tax Contributions  . . . . . . . . . . . . . . . . . 17
                 5.3       Administration   . . . . . . . . . . . . . . . . . . . . . . . . . . 17
                 5.4       Changes in Payroll Deduction Authorization   . . . . . . . . . . . . 17

        VI       MATCHING EMPLOYER CONTRIBUTIONS                                                19

                 6.1       Payment of Contributions   . . . . . . . . . . . . . . . . . . . . . 19
                 6.2       Limitation on Amount   . . . . . . . . . . . . . . . . . . . . . . . 20
                 6.3       Allocation of Matching Employer
                             Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . . 20
                 6.4       Prevented Contributions  . . . . . . . . . . . . . . . . . . . . . . 21
                 6.5       Determination of Annual Employer
                             Contribution Rate  . . . . . . . . . . . . . . . . . . . . . . . . 21
                 6.6       Determination of Amount of Employer
                             Contribution   . . . . . . . . . . . . . . . . . . . . . . . . . . 21
                 6.7       Effect of Plan Termination   . . . . . . . . . . . . . . . . . . . . 21


                                      (i)
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
ARTICLE                                                                                       Page
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
                 6.8       Limitation on Matching Employer
                             Contributions and After-Tax
                             Contributions of Highly Compensated  . . . . . . . . . . . . . . .  22

       VII       DEPOSIT AND INVESTMENT OF CONTRIBUTIONS                                         25

                 7.1       Deposit of Contributions   . . . . . . . . . . . . . . . . . . . . .  25
                 7.2       Investment Elections of Participants   . . . . . . . . . . . . . . .  25
                 7.3       Election to Transfer Interest Between
                             Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 7.4       Election to Transfer Interest from
                             Goodyear Stock Fund  . . . . . . . . . . . . . . . . . . . . . . .  26

      VIII       ESTABLISHMENT OF FUNDS AND PARTICIPANTS' ACCOUNTS                               27

                 8.1       Establishment of General Fund  . . . . . . . . . . . . . . . . . . .  27
                 8.2       Investment Funds   . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 8.3       Goodyear Stock Fund.   . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.4       Appointment of Investment Managers.  . . . . . . . . . . . . . . . .  29
                 8.5       Income on Trust Funds  . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.6       Separate Accounts  . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 8.7       Sub-Accounts   . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 8.8       Account Balances   . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 8.9       Funds from Predecessor Plans   . . . . . . . . . . . . . . . . . . .  30

        IX       LIMITATIONS ON ALLOCATIONS TO ACCOUNTS                                          32

                 9.1       Limitation on Crediting of Contributions   . . . . . . . . . . . . .  32
                 9.2       Scope of Limitation  . . . . . . . . . . . . . . . . . . . . . . . .  37

         X       VALUATIONS, DIVIDEND REINVESTMENTS, AND VOTING                                  38

                 10.1      Valuation of Participant's Interest  . . . . . . . . . . . . . . . .  38
                 10.2      Reinvestment of Dividends  . . . . . . . . . . . . . . . . . . . . .  39
                 10.3      Voting Company Stock   . . . . . . . . . . . . . . . . . . . . . . .  39
                 10.4      Finality of Determinations   . . . . . . . . . . . . . . . . . . . .  40
                 10.5      Notification   . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

        XI       WITHDRAWALS WHILE EMPLOYED                                                      41

                 11.1      Withdrawal of After-Tax Contributions  . . . . . . . . . . . . . . .  41
                 11.2      Withdrawal of Matching Employer
                             Contributions  . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 11.3      Withdrawal of Tax-Deferred Contributions   . . . . . . . . . . . . .  41
                 11.4      Conditions and Limitations on
                             Hardship Withdrawals   . . . . . . . . . . . . . . . . . . . . . .  42
                 11.5      Adjustment of Accounts   . . . . . . . . . . . . . . . . . . . . . .  44


                                      (ii)
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
ARTICLE                                                                                   Page
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
       XII       TERMINATION OF PARTICIPATION AND DISTRIBUTION                              45

                 12.1      Termination of Participation   . . . . . . . . . . . . . . . . . 45
                 12.2      Vesting of Separate Accounts   . . . . . . . . . . . . . . . . . 46
                 12.3      Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . 46
                 12.4      Required Commencement of Distribution  . . . . . . . . . . . . . 47
                 12.5      Form of Distribution   . . . . . . . . . . . . . . . . . . . . . 48
                 12.6      Election of Former Vesting Schedule  . . . . . . . . . . . . . . 48
                 12.7      Buy Back of Forfeited Amounts  . . . . . . . . . . . . . . . . . 49
                 12.8      Disposition of Forfeited Balances  . . . . . . . . . . . . . . . 50
                 12.9      Effect of Company's Determination  . . . . . . . . . . . . . . . 50
                 12.10     Reemployment of a Former Participant   . . . . . . . . . . . . . 51
                 12.11     Restrictions on Alienation   . . . . . . . . . . . . . . . . . . 51
                 12.12     Facility of Payment  . . . . . . . . . . . . . . . . . . . . . . 51
                 12.13     Distributions to Other Qualified Plans   . . . . . . . . . . . . 51

      XIII       BENEFICIARIES                                                              53

                 13.1      Designation of Beneficiary   . . . . . . . . . . . . . . . . . . 53
                 13.2      Beneficiary in the Absence of Designation  . . . . . . . . . . . 53

       XIV       ADMINISTRATION                                                             55

                 14.1      Authority of Company   . . . . . . . . . . . . . . . . . . . . . 55
                 14.2      Action of Company  . . . . . . . . . . . . . . . . . . . . . . . 55
                 14.3      Claims Review Procedure  . . . . . . . . . . . . . . . . . . . . 56
                 14.4      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . 57
                 14.5      Qualified Domestic Relations Orders  . . . . . . . . . . . . . . 57

        XV       TRUSTEE AND TRUST AGREEMENT                                                58

       XVI       AMENDMENT AND TERMINATION                                                  59

                 16.1      Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                 16.2      Limitation on Amendment  . . . . . . . . . . . . . . . . . . . . 59
                 16.3      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . 59
                 16.4      Withdrawal of an Employer  . . . . . . . . . . . . . . . . . . . 60
                 16.5      Corporate Reorganization   . . . . . . . . . . . . . . . . . . . 61

      XVII       ADOPTION BY SUBSIDIARIES; EXTENSION TO NEW
                   BUSINESS OPERATIONS                                                      62

                 17.1      Adoption by Subsidiaries   . . . . . . . . . . . . . . . . . . . 62
                 17.2      Extension to New Business Operations   . . . . . . . . . . . . . 62

     XVIII       MISCELLANEOUS PROVISIONS                                                   63

                 18.1      No Commitment as to Employment   . . . . . . . . . . . . . . . . 63
                 18.2      Benefits   . . . . . . . . . . . . . . . . . . . . . . . . . . . 63


                                     (iii)
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
ARTICLE                                                                                       Page
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
                 18.3      No Guarantees  . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                 18.4      Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                 18.5      Precedent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
                 18.6      Duty to Furnish Information  . . . . . . . . . . . . . . . . . . . . 63
                 18.7      Withholding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 18.8      Merger, Consolidation, or Transfer
                             of Plan Assets   . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 18.9      Back Pay Awards  . . . . . . . . . . . . . . . . . . . . . . . . . . 64
                 18.10     Condition on Employer Contributions  . . . . . . . . . . . . . . . . 65
                 18.11     Return of Contributions to Participants  . . . . . . . . . . . . . . 65
                 18.12     Return of Contributions to an Employer   . . . . . . . . . . . . . . 65
                 18.13     Validity of Plan   . . . . . . . . . . . . . . . . . . . . . . . . . 66
                 18.14     Parties Bound  . . . . . . . . . . . . . . . . . . . . . . . . . . . 66

       XIX       TOP-HEAVY PROVISIONS                                                           67

                 19.1      Applicability  . . . . . . . . . . . . . . . . . . . . . . . . . . . 67
                 19.2      Top-Heavy Definitions  . . . . . . . . . . . . . . . . . . . . . . . 67
                 19.3      Accelerated Vesting  . . . . . . . . . . . . . . . . . . . . . . . . 69
                 19.4      Minimum Employer Contribution  . . . . . . . . . . . . . . . . . . . 70
                 19.5      Adjustments to Section 415 Limitations   . . . . . . . . . . . . . . 70
                 19.6      Compensation Taken Into Account  . . . . . . . . . . . . . . . . . . 71

        XX       LOANS                                                                          72

                 20.1      Application for Loan   . . . . . . . . . . . . . . . . . . . . . . . 72
                 20.2      Reduction of Account Upon Distribution   . . . . . . . . . . . . . . 73
                 20.3      Requirements to Prevent a Taxable
                             Distribution   . . . . . . . . . . . . . . . . . . . . . . . . . . 73
                 20.4      Administration of Loan Investment Fund   . . . . . . . . . . . . . . 74
                 20.5      Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 74
                 20.6      Changes in Employment Status and
                             Transfers of Employment Before Loan
                             is Repaid in Full  . . . . . . . . . . . . . . . . . . . . . . . . 75

       XXI       ELIGIBLE ROLLOVER DISTRIBUTIONS                                                76

                 21.1      Direct Rollover  . . . . . . . . . . . . . . . . . . . . . . . . . . 76
                 21.2      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 76


                                      (iv)
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                              CELERON CORPORATION
                             EMPLOYEE SAVINGS PLAN


                                   ARTICLE I

                                    THE PLAN

                          This Plan shall be known as the Celeron Corporation
Employee Savings Plan and constitutes a modification, restatement, and continuation of the Celeron Corporation Employee Savings Plan, as heretofore in effect, that was originally effective with respect to eligible employees as of April 1, 1985. The Plan is intended to qualify under Section 401(a) of the Internal Revenue Code and to be a qualified cash-or-deferred arrangement under
Section 401(k) of the Internal Revenue Code. This restatement shall be effective as of February 1, 1996.

                                   ARTICLE II

                                  DEFINITIONS

2.1         Meaning of Definitions.
            ----------------------
            As used herein, the following words and phrases shall have the meanings hereinafter set forth, unless a different meaning is plainly required by the context:

            (a) The "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of the Act shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

            (b) An "After-Tax Contribution" shall mean the amount which a Participant has elected to have deducted from his Compensation in accordance with the provisions of Section 5.1.

            (c) The "Beneficiary" of a Participant, or of a Former Participant, shall mean the person or persons who, under the provisions of Article XIII, shall be entitled to receive distribution hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full.

            (d) The "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference to a section of the Code shall include such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

            (e) The "Company" shall mean Celeron Corporation (a wholly-owned subsidiary of Goodyear Energy Inc.) for periods of time prior to July 29, 1985, shall mean Celeron Oil and Gas Company (a wholly-owned subsidiary of Goodyear Energy, Inc.) for periods of time on and after July 29, 1985, and prior to September 1, 1987, and shall mean Celeron Corporation (a wholly-owned subsidiary of The Goodyear Tire & Rubber Company), its corporate successors and any corporation or corporations into or with which it may be merged or consolidated for periods of time on or after September 1, 1987; and a "subsidiary of the Company" shall mean a subsidiary of the Company or of any of its subsidiaries and shall include any related corporation.

            (f) The "Company Stock" shall mean common stock of The Goodyear Tire & Rubber Company.

            (g) The "Compensation" of a Participant for any period shall mean the entire amount of compensation paid, or which would have been paid except for the provisions of the Plan, to such Participant during such period by reason of his employment as an Employee, including payments made under bonus and profit-sharing plans, commissions, overtime pay and vacation pay, as recorded in the records of an Employer or any subsidiary of the Company, but excluding any imputed income, any supplemental unemployment benefit payments, any parents under plans imposed by governments other than the United States, any payments made for transportation any special allowances, any incentive compensation relating to oil and gas operations of any Employer or any subsidiary of the Company or any adjustments to cover conditions or circumstances peculiar to service in foreign countries. The Compensation of a Participant shall not include any payment made (i) in the Common Stock of the Company or in any other security issued by the Company under the Company's Key Personnel Incentive Profit Sharing Plan, or in cash to cover amounts withheld with respect to any such payment in Common Stock or other security issued by the Company; (ii) under the Company's 1982 Employees' Stock Option Plan, or any similar plan, with respect to stock options or stock appreciation rights granted thereunder, whether in the Common Stock of the Company, any other security issued by the Company, or cash; or
                      (iii) in the Common Stock of the Company, in any other security issued by the Company, or in cash under the 1989 Goodyear Performance and Equity Incentive Plan, or any similar plan or successor plan, whether such payment is in respect of the grant or exercise of a stock option or a stock appreciation right, the grant or issuance of restricted stock, or any other grant or award thereunder.

                      In addition to other applicable limitations which may be set forth in the Plan and notwithstanding any other contrary provision of the Plan, compensation taken into account under the Plan shall not exceed $150,000, adjusted for changes in the cost of living as provided in
                      Section 401(a)(17)(B) and Section 415(d) of the Code, for the purpose of calculating a Plan participant's accrued benefit (including the right to any optional benefit provided under the Plan) for any Plan year commencing after December 31, 1993. However, the accrued benefit determined in accordance with this provision shall not be less than the accrued benefit determined on December 31, 1993, without regard to this provision.

                      In determining the Compensation of a Participant for purposes of the above compensation limitations, the rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "Family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the end of the Plan year. If as a result of the application of such rules the applicable adjusted compensation limit is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this paragraph (g) prior to the application of the compensation limitation.

            (h) The "Continuous Service" of a Participant shall mean the period of time (computed to the nearest 1/12th of a year) between his Employment Commencement Date and his most recent Severance Date, provided, however, that in the case of a person who is absent from the service of the Employer on account of maternity or paternity reasons as defined in paragraph (bb) of this Section 2.1, the person's Continuous Service shall not include the period of absence between the first and second anniversaries of the first date of such absence.

            (i) An "Employee" shall mean a domestic employee or foreign employee, as hereinafter defined, other than any such employee (i) who is a "leased employee" (as defined in Section 414(n)(2) of the Code) or (ii) who is covered by a collective bargaining agreement unless such agreement or the Plan specifically provides for coverage by the Plan; a "domestic employee" shall mean any salaried employee or officer of an Employer who is located and serving within the continental United States, Alaska, or Hawaii; and a "foreign employee" shall mean any salaried employee or officer of an Employer, if hired while present in the continental United States, Alaska, or Hawaii, who is located and serving without the continental United States, Alaska, and Hawaii. For the purposes hereof, a "salaried employee" shall include only an employee who has been designated as such in accordance with the policy of his Employer, which policy shall be applied on a uniform and non-discriminatory basis.

            (j) An "Employer" shall mean the Company and any domestic subsidiary of the Company which adopts the Plan as hereinafter provided so long as it continues as a subsidiary of the Company.

            (k) The "Employer Contribution Rate" shall mean the percentage rate to be used by the Employers for a specific Plan year in determining the amount of Matching Employer Contribution for such Plan year.

            (l) The "Employment Commencement Date" of a Participant shall mean the date on which he first performed an Hour of Service with the Company or any subsidiary of the Company, subject to the following provisions:

                      (i) If more than 12 months after an employee's Severance Date occurs, such employee again performs an Hour of Service, his Employment Commencement Date shall be advanced by the period of time between such Severance Date and the date he again performed an Hour of Service unless (ii) applies.

                      (ii) If an employee, who either had been a Participant for less than three continuous years or had less than five years of Continuous Service as of a Severance Date again performs an Hour of Service more than 12 months after such Severance Date, his Employment Commencement Date shall be changed to the date he again performed an Hour of Service, but only if the period of time between such Severance Date and the date such employee again performed an Hour of Service equals or exceeds the greater of five years or the period of time between his Employment Commencement Date and such Severance Date.

                      (iii) If an employee's Severance Date occurs by reason of entering active military service with the armed-forces of the United States and if he has reemployment rights with his Employer, his Employment Commencement Date shall not be advanced so long as he returns to employment with the Company or any subsidiary of the Company within the time prescribed by federal law.

            (m) An "Enrollment Date" shall mean the first day of each month.

            (n) A "Former Participant" shall mean a Participant who has incurred a Settlement Date but who still has an interest under the Plan.

            (o) The "General Fund" shall mean the common trust fund established in accordance with the provisions of Section
                      8.1 as required to hold and administer any assets of the Trust Fund that are not allocated among any separate Investment Funds or the Goodyear Stock Fund as may be provided in the Plan or Trust Agreement. No General Fund shall be established if all assets of the Trust Fund are allocated among separate Investment Funds or the Goodyear Stock Fund.

            (p) The "Goodyear Stock Fund" shall mean the common trust fund established in accordance with the provisions of
                      Section 8.3.

            (q) A "Highly Compensated Employee" shall mean any Employee who (i) is a 5% owner, as defined in Section 416(i)(1)(A)(iii) of the Code, at any time during the determination year or the look-back year, (ii) receives compensation in excess of $75,000 (indexed in accordance with Section 415(d) of the Code) during the look-back year, (iii) receives compensation in excess of $50,000 (indexed in accordance with Section 415(d) of the Code) during the look-back year and is a member of the top-paid group for the look-back year, (iv) is an officer, within the meaning of Section 416(i) of the Code, during the look-back year and who receives compensation in the look-back year greater than 40% of the dollar limitation in effect under Section 415(b)(1)(A) of the Code for the calendar year in which the look-back year begins, or (v) is both described in (ii), (iii), or (iv) above if the term "determination year" were substituted for "look-back year" and one of the 100 employees who receive the most compensation from an Employer during the determination year.

            (r) An "Hour of Service" with respect to a Participant shall mean each hour for which he is paid, or entitled to payment, for the performance of duties for the Company or any subsidiary of the Company. The rules set forth in Department of Labor Regulations Section 2530.200b-2 and
                      Section 2530.200b-3, which relate to determining Hours of Service attributable to reasons other than the performance of duties and crediting hours to computation periods, are hereby incorporated into the Plan by reference.

            (s) An "Investment Fund" shall mean any separate investment trust fund established from time to time by the Trustee as may be provided in Section 8.2 of the Plan to which assets of the Trust Fund may be allocated and separately invested.

            (t) A "Matching Employer Contribution" shall mean the amount which the Employers shall be obligated to contribute to the Plan in accordance with the provisions of Section 6.1.

            (u) A "Participant" shall mean an Employee who elects to participate in the Plan in accordance with the provisions of Article III, and whose participation has not been terminated.

            (v) The "Plan" shall mean this Employee Savings Plan, as from time to time in effect.

            (w) The "Plan Administrator," which is the administrator for purposes of the Act and the plan administrator for purposes of the Code, shall mean the Company.

            (x)       A "Plan year" shall mean a calendar year.

            (y) A "related corporation" shall mean any corporation, other than an Employer, which is a member of a controlled group of corporations of which an Employer is a member as determined under Section 1563(a) of the Code, without regard to Section 1563(a)(4) and Section 1563(e)(3)(C) of the Code. Furthermore, the term shall include any trade or business (whether or not incorporated), other than an Employer, which is a member of a group under common control of which an Employer is also a member, as determined under Section 414(c) of the Code. The term shall also include each organization, other than an Employer, that is a member of an affiliated service group of which an Employer is also a member as determined under
                      Section 414(m) of the Code and any entity, other than an Employer, which is required to be aggregated with an Employer under Section 414(o) of the Code.

            (z) A "separate account" shall mean the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust Fund and any sub-accounts established thereunder, as provided in Article VIII.

            (aa) The "Settlement Date" of a Participant shall mean the date on which a Participant ceases to be a Participant in accordance with Section 12.1.

            (bb) The "Severance Date" of a Participant shall mean the earliest of (i) the date on which he retires dies, quits, or is discharged; or (ii) the date on which he ceases to accrue continuous service credit in accordance with the uniform policy adopted by his Employer with respect to leaves of absence or layoffs, but in no event earlier than the first anniversary of the first day of a period in which he remains absent (with or without pay) from the service of the Company and all subsidiaries of the Company. Notwithstanding the foregoing, the Severance Date of a Participant who is absent from the service of his Employer for maternity or paternity reasons beginning on or after January 1, 1985, shall be the second anniversary of the first date of such absence. For purposes of this paragraph (dd), an absence from employment for maternity or paternity reasons means an absence due to (1) the pregnancy of the Employee, (2) the birth of a child of the Employee, (3) the placement of a child with the Employee in connection with the adoption of such child by the Employee, or (4) the provision of parental care for such child for a period beginning immediately following such birth or placement. An absence from work will be treated as an absence for maternity or paternity reasons only if and to the extent that the Employee furnishes to the Committee such timely information as it may reasonably require to establish that the absence is for one or more of the four maternity or paternity reasons specified herein and to establish the number of days of absence attributable to such reason or reasons.

            (cc) The "Tax-Deferred Contribution" with respect to a Participant shall mean the percentage by which a Participant has elected to have his Compensation reduced in accordance with Section 4.1 and which shall be contributed to the Plan on his behalf by his Employer in accordance with the provisions of Section 4.4.

            (dd) The "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee, as provided in
                      Article XV hereof, together with all amendments thereto.

            (ee) The "Trustee" shall mean the trustee which at the time shall be designated, qualified, and acting under the Trust Agreement.

            (ff) The "Trust Fund" shall mean the trust maintained by the Trustee under the Trust Agreement, which trust is called the "Trust Fund for Celeron Corporation Employee Savings Plan."

            (gg) A "valuation date" shall mean each business day of the Plan year.


2.2         Pronouns.
            --------
            The masculine pronoun wherever used herein shall include the feminine in any case so requiring.

                                  ARTICLE III

                             EMPLOYEE PARTICIPATION

3.1         Eligibility and Election to Participate.
            ---------------------------------------
            Each Employee who is a Participant under the Plan on February 1, 1996, shall continue as a Participant on and after that date. Each other Employee shall become a Participant as of the January 1 next following his Employment Commencement Date or, if later, the Enrollment Date next following the date on which he completes six months of Continuous Service, or any subsequent Enrollment Date, if he has timely filed with the Company an election in the manner and form as prescribed by the Company. An Employee's election shall contain (a) his authorization for his Employer to reduce his Compensation and to make Tax-Deferred Contributions on his behalf in accordance with the provisions of Sections 4.1 and 4.2, (b) an authorization for his Employer to make any payroll deductions with respect to his After-Tax Contributions to the Plan in accordance with the provisions of Sections 5.1 and 5.2, and (c) his election as to the investment of his Tax-Deferred Contributions and After-Tax Contributions in accordance with the provisions of
            Section 7.2. An Employee's election to become a Participant under this Section 3.1 shall be timely only if received by the Company in the manner and form as prescribed by the Company by the 15th day of the month prior to the Enrollment Date as of which his participation is to become effective.

3.2         Notification of New Participants.
            --------------------------------
            As soon as practicable after each Enrollment Date, each Employer shall notify the Company of Employees becoming Participants on such date.

3.3         Effect and Duration.
            -------------------
            Upon becoming a Participant an Employee shall be entitled to the benefits and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. Each Employee who becomes a Participant shall remain a Participant until his participation is terminated as provided in Article XII.

3.4         Changes in Employment Status; Transfers of Employment.
            -----------------------------------------------------
            If an Employee who is a Participant ceases to be an Employee but continues in the employment of (i) an Employer in some other capacity or (ii) a related corporation, he shall nevertheless continue as a

            Participant until his status as a Participant is otherwise terminated in accordance with the provisions of the Plan. In either case, such Participant shall share in Matching Employer Contributions for any payroll period of such participation only to the extent and on the basis of Tax-Deferred Contributions made on his behalf for such payroll period and his After-Tax Contributions made during such payroll period; no Tax-Deferred Contributions shall be made on behalf of such Participant in accordance with the terms of his Compensation reduction authorization except on the basis of his Compensation for services as an Employee; and such Participant shall not be permitted to make After-Tax Contributions at any time during which he is employed in any capacity other than as an Employee. Moreover, if a person is transferred directly from employment (iii) with an Employer in a capacity other than as an Employee or (iv) with a related corporation to employment with an Employer as an Employee he shall become a Participant as of the date he is so transferred if he had completed six months of Continuous Service as of the immediately preceding Enrollment Date and if he makes his election in accordance with the provisions of
            Section 3.1.

3.5         Reemployment of a Participant.
            -----------------------------
            If a retired or Former Participant is reemployed by an Employer or a related corporation after he incurs a Settlement Date under
            Section 12.1, he shall again become a Participant on the date he is reemployed by an Employer and makes his election in accordance with the provisions of Section 3.1, unless he is not reemployed as an Employee, in which case he shall again become a Participant on the first date thereafter on which he does become an Employee if he has properly made such election.

                                   ARTICLE IV

                           TAX-DEFERRED CONTRIBUTIONS
                         MADE ON BEHALF OF PARTICIPANTS

4.1         Tax-Deferred Contributions.
            --------------------------
            The provisions of this Section 4.1 and Section 4.2 shall be subject to the provisions of Sections 3.1, 3.4, 4.6, and 4.7. Commencing with the first payment of Compensation to a Participant on or after the Enrollment Date occurring on February 1, 1996, or the Enrollment Date as of which he becomes a Participant, if later, each Participant shall elect to have Tax-Deferred Contributions made to the Plan on his behalf by his Employer as hereinafter provided.

4.2         Amount of Tax-Deferred Contributions.
            ------------------------------------
            The amount of Tax-Deferred Contributions to be made to the Plan on behalf of a Participant by his Employer shall be an integral percentage of his Compensation of not less than one percent nor more than 16 percent and shall not, when aggregated with all other elective deferrals of the Participant with respect to the Plan year, exceed $9,500 (or such adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the
            Code). The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed 16 percent of his Compensation. In the event a Participant so elects to have his Employer make Tax-Deferred Contributions on his behalf his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of the Compensation reduction authorization in effect pursuant to Section 3.1 or 4.6, subject, however, to the $9,500 (or adjusted) annual aggregate limitation on Tax-Deferred Contributions and other elective deferrals. In the event that a Participant's aggregate elective deferrals with respect to a Plan year including his Tax-Deferred Contributions hereunder, exceed the then applicable annual aggregate limitation on elective deferrals, the Participant, not later than the first March 1 following the close of the Plan year, may allocate the excess deferrals among the plans under which the deferrals occurred and notify each plan of the portion allocated to it, and the Company, not later than the first April 15 following the close of the Plan year, shall distribute to the Participant the annual amount of the excess deferral allocated to the Plan and any income allocable thereto, provided, however, that any such distributed excess deferral shall nevertheless be taken into account for purposes of computing deferral percentages for the Plan year under Section 4.3.

            In any case where an excess deferral has been distributed to a Participant pursuant to this Section 4.2, any Matching Employer Contributions attributable to such distributed excess deferral (and the income allocable thereto) shall be forfeited by the Participant at the time of the distribution and shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution occurs in accordance with the provisions of
            Section 12.8. The amount of excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed or recharacterized under Section 4.3 for the Plan year beginning in such taxable year.

4.3         Limitation on Tax-Deferred Contributions of Highly Compensated
            --------------------------------------------------------------
            Employees.
            ---------
            Notwithstanding anything to the contrary contained in the Plan, no Tax-Deferred Contributions made with respect to a Plan year on behalf of eligible Highly Compensated Employees may result in an average deferral percentage for Highly Compensated Employees that exceeds the greater of:

            (a) a percentage that is equal to 125 percent of the average deferral percentage for all other eligible Employees; or

            (b) a percentage that is not more than 200 percent of the average deferral percentage for all other eligible Employees and that is not more than two percentage points higher than the average deferral percentage for all other eligible Employees.

            For the purposes of applying the limitation contained in this
            Section 4.3, the Tax-Deferred Contributions of any Employee who is a family member of any Highly Compensated Employee who (i) is a five percent owner or (ii) is among the ten Highly Compensated Employees receiving the greatest compensation for the Plan year shall be aggregated with the Tax-Deferred Contributions of such Highly Compensated Employee, and such family member shall not be considered an Employee for purposes of determining the average deferral percentage for Employees. A "family member" of a Highly Compensated Employee means the Highly Compensated Employee's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants. For purposes of applying the limitation contained in this Section 4.3, the deferral percentage for any Highly Compensated Employee who is eligible to have contributions made on his behalf under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or a related corporation shall be determined as if all such contributions and any contributions described in Section 401(k)(3)(D) of the Code were made under a single arrangement. The maximum amount permitted to be contributed to the Plan on a Highly Compensated Employee's behalf under this
            Section 4.3 shall be determined by reducing Tax-Deferred Contributions made on behalf of Highly Compensated Employees in order of their actual deferral percentages beginning with the highest of such percentages.

            In the event the Tax-Deferred Contributions with respect to a Plan year for eligible Highly Compensated Employees would otherwise exceed the limit specified in the preceding paragraph, the Tax-Deferred Contributions made with respect to a Highly Compensated Employee that exceed the maximum amount permitted to be contributed to the Plan on his behalf under this Section 4.3 will be excess contributions and, along with the income but minus the loss allocable thereto, shall be distributed to the Highly Compensated Employees prior to the end of the next following Plan year, or, alternatively, to the extent provided in regulations, shall become After-Tax Contributions at the election of the Highly Compensated Employees and shall be subject to the provisions of the Plan applicable thereto; provided, however, that excess contributions will not be recharacterized with respect to a Highly Compensated Employee to the extent that the recharacterized amounts, in combination with After-Tax Contributions actually made by the Highly Compensated Employee, exceed the maximum amount of After-Tax Contributions (determined prior to applying Section 401(m)(2)(A) of the Code) that the Employee is permitted to make under the Plan in the absence of recharacterization, and that recharacterized excess contributions will remain subject to the nonforfeitability requirements and distribution limitations that apply to Tax-Deferred Contributions. The amount of excess contributions to be distributed or recharacterized shall be reduced by excess deferrals previously distributed under Section 4.2 for the taxable year ending in the same Plan year. If excess contributions are attributable to Participants aggregated under the family aggregation rules described in the preceding paragraph, the excess shall be allocated among family members in proportion to the Tax-Deferred Contributions made with respect to each family member. If such excess contributions are distributed more than 2-1/2 months after the last day of the Plan year for which the excess occurred, an excise tax may be imposed under Section 4979 of the Code on the Employer maintaining the plan with respect to such amounts. If such excess contributions are not distributed by the close of the Plan year following the Plan year for which the excess occurred, the cash or deferred arrangement will fail to satisfy the requirements of
            Section 401(k)(3) of the Code for the Plan year for which the excess occurred and for all subsequent years the excess contributions remain in the Trust. The income allocable to excess Tax-Deferred Contributions shall be determined by multiplying the gain or loss allocable for the Plan year to the Tax-Deferred Contributions by a fraction, the numerator of which is the amount of the Participant's excess Tax-Deferred Contributions and the denominator of which is the sum of (i) the balance of the Participant's sub-accounts reflecting the Tax-Deferred Contributions as of the beginning of the Plan year, plus (ii) the Tax-Deferred Contribution made on behalf of the Participant. The amount eligible to be distributed or alternatively recharacterized as After-Tax Contributions shall be determined by reducing the maximum percentage of Tax-Deferred Contributions from sixteen percent to such smaller percentage that will result in the limits set forth above not being exceeded, in accordance with procedures adopted by the Company. Each Highly Compensated Employee affected by a reduction in the percentage of Tax-Deferred Contributions being made on his behalf shall be notified by the Company of the reduction as soon as practicable. For purposes of this Section 4.3, the "deferral percentage" of an Employee for a Plan year shall be the ratio of his Tax-Deferred Contributions with respect to the Plan year to his Compensation for such Plan year; an "Eligible Employee" shall mean an Employee who has met the eligibility requirements of Section 3.1 to become a Participant, whether or not he has become a participant; and an "eligible Highly Compensated Employee shall mean a Highly Compensated Employee who has met the eligibility requirements of Section 3.1 to become a Participant whether or not he has become a Participant.

            In any case where an amount of Tax Deferred Contributions has been distributed to a Participant in order to satisfy the limitations of this Section 4.3, any Matching Employer Contributions attributable to such distributed Tax-Deferred Contributions (and the income allocable thereto) shall be forfeited by the Participant at the time of the distribution and shall be treated as a forfeiture under the Plan as of the last day of the month in which the distribution occurs in accordance with the provisions of Section 12.8.

4.4         Administration.
            --------------
            Each Employer shall cause to be delivered to the Trustee in cash all Tax-Deferred Contributions made with respect to payroll periods ending during each calendar month in accordance with the provisions of Section 4.2, but not later than the 30th day of the next succeeding calendar month. Subject to the provisions of Article X, the Trustee shall credit the amount of Tax-Deferred Contributions made by each Employer on behalf of each Participant for each payroll period ending during a calendar month and received by it to such Participant's separate account no later than the last day of such month.

4.5         Limitation on Employer Contributions.
            ------------------------------------
            Notwithstanding anything to the contrary contained in the Plan, each Employer's contribution to the Plan for any Plan year shall be made only out of the current or net income of such Employer and shall not exceed the limitation specified in Section 6.2.

4.6         Changes in Compensation Reduction Authorization.
            -----------------------------------------------
            A Participant may change the percentage of his Compensation that his Employer contributes on his behalf as a Tax-Deferred Contribution as of the first day of any calendar month by filing an amended Compensation reduction authorization with the Company by the 15th day of the month prior to the date with respect to which such change is to become effective, in the manner and form, or at such other time, as prescribed by the Company, except that he shall be limited to selecting an integral percentage of his Compensation of not less than zero percent or more than sixteen percent. The percentage rate of Tax-Deferred Contributions to be made on a Participant's behalf, when combined with his percentage rate of After-Tax Contributions, shall in no event exceed sixteen percent of his Compensation. Tax-Deferred Contributions shall be made on behalf of such Participant by his Employer, pursuant to his amended Compensation reduction authorization filed in accordance with the foregoing provisions of this Section 4.6, commencing with Compensation paid to such Participant on or after the date with respect to which such filing is effective, until otherwise altered or terminated in accordance with the Plan.

4.7         Suspension of Contributions.
            ---------------------------
            A Participant's Tax-Deferred Contributions with respect to a Plan year shall automatically be suspended on the date that his Tax-Deferred Contributions for the Plan year first equal or exceed $9,500 (or such adjusted amount established by the Secretary of the Treasury pursuant to Section 402(g)(5) of the Code). Any such automatic suspension shall be in effect only for the remaining portion, if any, of the then current Plan year.

                                   ARTICLE V

                            AFTER-TAX CONTRIBUTIONS

5.1         After-Tax Contributions.
            -----------------------
            The provisions of this Section 5.1 and Section 5.2 shall be subject to the provisions of Sections 3.1, 3.4, 5.4, and 5.5. Commencing with the first payment of Compensation to a Participant on or after the Enrollment Date as of which he becomes a Participant, each Participant whose percentage rate of Tax-Deferred Contributions would otherwise be limited by paragraph (a) or (b) of Section 4.3 may, in addition to any Tax-Deferred Contributions that are being made on his behalf, make an After-Tax Contribution to the Plan as hereinafter provided.

5.2         Amount of After-Tax Contributions.
            ---------------------------------
            A Participant may make an After-Tax Contribution to the Plan that shall be an integral percentage of his Compensation of not less than one percent or more than 16 percent. The percentage rate of After-Tax Contributions, when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf, shall in no event exceed 16 percent of his Compensation. Each Participant who is contributing under this Section 5.2 shall have the amount of his After-Tax Contribution deducted from his Compensation by his Employer no less frequently than once each calendar month in accordance with the terms of the payroll deduction authorization in effect for such Participant pursuant to
            Section 3.1 or 5.4.

5.3         Administration.
            --------------
            Each Employer shall cause to be delivered to the Trustee in cash all After-Tax Contributions deducted from the Compensation of Participants with respect to each payroll period ending during each calendar month in accordance with the provisions of Section 5.2, but not later than the 30th day of the next succeeding calendar month. Subject to the provisions of Article X, the Trustee shall credit the amount of After-Tax Contributions made by each Participant for each payroll period ending during a calendar month and received by it to such Participant's separate account no later than the last day of such month.

5.4         Changes in Payroll Deduction Authorization.
            ------------------------------------------
            A Participant may change the percentage of his Compensation that he contributes to the Plan as his After-Tax Contributions or terminate such After-Tax Contributions as of the first day of any calendar month by providing an amended payroll deduction authorization by the 15th day of the month prior to the date on which such change is to become effective, in the manner and form, or at such other time, as prescribed by the Company. Furthermore a Participant whose Tax-Deferred Contributions have in whole or in part been recharacterized as After-Tax Contributions in accordance with the provisions of
            Section 4.3 may change the percentage of his Compensation that he contributes to the Plan as his After-Tax Contributions as of the first day of any calendar month by providing an amended payroll deduction authorization by the 15th day of the month prior to the date on which such change is to become effective, in the manner and form, or at such other time, as provided by the Company. In any such case a Participant shall be limited to selecting an integral percentage of his Compensation of not less than one percent nor more than 16 percent. The percentage rate of After-Tax Contributions when combined with the percentage rate of Tax-Deferred Contributions to be made on such Participant's behalf shall in no event exceed ten percent of his Compensation.
            After-Tax Contributions shall be made by such Participant and deducted by his Employer pursuant to his amended payroll deduction authorization filed in accordance with the foregoing provisions of this Section 5.4, commencing with Compensation paid to such Participant on or after the date with respect to which such filing is effective until otherwise altered or terminated in accordance with the Plan.

                                   ARTICLE VI

                        MATCHING EMPLOYER CONTRIBUTIONS

6.1         Payment of Contributions.
            ------------------------
            Each Employer shall cause to be paid to the Trustee as its Matching Employer Contribution hereunder for each payroll period an amount that is equal to the Employer Contribution Rate multiplied by the aggregate of:

            (a) the Tax-Deferred Contribution made by such Employer on behalf of each Participant with respect to such payroll period; plus

            (b) the After-Tax Contribution made by each Participant during such payroll period based on Compensation paid by such Employer during such payroll period;

            provided, however, that such aggregate amount shall not include any portion of the sum of the Tax-Deferred Contributions and After-Tax Contributions of a Participant with respect to such payroll period that is in excess of six percent of his Compensation for such payroll period. In addition to the Matching Employer Contribution payable pursuant to the immediately preceding sentence, for each payroll period each Employer shall cause to be paid to the Trustee a further Matching Employer Contribution (an "additional Matching Employer Contribution") for the account of each Participant employed by the Employer who, prior to such payroll period, had all of his Tax-Deferred Contributions and After-Tax Contributions suspended (either voluntarily or involuntarily) at a time when the aggregate of such contributions for the calendar year exceeded six percent of his Compensation paid during the calendar year and prior to the suspension. The additional Matching Employer Contribution payable with respect to a payroll period for the account of a Participant described in the preceding sentence is to equal the Employer Contribution Rate multiplied by six percent of the Compensation paid to him for such payroll period; provided, however, that such additional Matching Employer Contribution shall be paid for the account of a Participant only until such time as the aggregate amount of his Tax-Deferred Contributions and After-Tax Contributions for the calendar year equals six percent of the Compensation that has been paid to him with respect to the calendar year. All Matching Employer Contributions for any payroll period ending during a calendar month shall be paid in cash or in Company Stock to the Trustee not later than the 30th day of the next succeeding calendar month. In any case, the Matching Employer Contribution for each payroll period ending during a calendar month, regardless of when actually paid, shall for all purposes of the Plan be deemed to have been made no later than the last day of such month.

6.2         Limitation on Amount.
            --------------------
            Notwithstanding anything to the contrary contained in the Plan, the Matching Employer Contributions of the Employers for any Plan year, when combined with the Tax-Deferred Contributions made by the Employers for such Plan year, shall be made only out of the current or accumulated net income of the respective Employers and shall in no event exceed (i) the maximum amount which will constitute an allowable deduction for such year to the Employers under Section 404 of the Code, (ii) the maximum amount which may be contributed by the Employers under Section 415 of the Code, or (iii) the maximum amount which may be contributed pursuant to any wage stabilization law, or any regulation, ruling, or order issued pursuant to law.

6.3         Allocation of Matching Employer Contributions.
            ---------------------------------------------
            The Matching Employer Contributions for each payroll period ending during a calendar month shall be allocated no later than the last day of such month among Participants and Former Participants on whose behalf Tax-Deferred Contributions were made or who made After-Tax Contributions during such payroll period. The allocation to be made to each such Participant and Former Participant for such payroll period shall be an amount equal to the Employer Contribution Rate multiplied by the aggregate of (a) the amount contributed to the Plan on his behalf as a Tax-Deferred Contribution for such payroll period, plus (b) the amount he contributed to the Plan as an After-Tax Contribution for such payroll period; provided, however, that such aggregate amount shall not include any portion of the sum of the Tax-Deferred Contributions and After-Tax Contributions of the Participant with respect to a payroll period that is in excess of six percent of his Compensation for such payroll period. An Employer's Matching Employer Contribution for a Participant or Former Participant shall be allocated with respect to the Tax-Deferred Contributions made on his behalf and his After-Tax Contributions only to the extent that such Tax-Deferred Contributions and such After-Tax Contributions are based on Compensation paid, or which would have been paid but for the provisions of the Plan, by such Employer during such payroll period. Further, a Participant or Former Participant with respect to whom an Employer has made an additional Matching Employer Contribution for a payroll period in accordance with
            Section 6.1 shall receive an allocation equal to the amount of such additional Matching Employer Contribution made for his account. Subject to the provisions of Article IX, the Trustee shall credit the amount so allocated to each such Participant or Former Participant to his separate account no later than the last day of the month during which such payroll period ends.

6.4         Prevented Contributions.
            -----------------------
            The provisions of this Section 6.4 shall be given full force and effect notwithstanding anything to the contrary, other than Section 6.2, contained in the Plan. In the event that any Employer which together with any other Employers hereunder constitutes an affiliated group within the meaning of Section 1504 of the Code is prevented from paying any part or all of its contribution to be made for any Plan year hereunder by reason of its having no current or accumulated net income or because such net income is less than the contribution which such Employer would otherwise have made, then the amount thereof so prevented shall be paid by the other Employers in such affiliated group, in such proportion and to such extent as prescribed under Section 404(a)(3)(B) of the Code. Such amount for all purposes of the Plan shall be deemed to be a contribution made for such Plan year by the Employer on behalf of which it is made. In the event an Employer which is not a member of such an affiliated group is prevented from paying all or a part of its contribution for any Plan year, the amount so prevented shall not be paid by any other Employer.

6.5         Determination of Annual Employer Contribution Rate.
            --------------------------------------------------
            The Board of Directors of the Company shall determine the percentage to be used as the Employer Contribution Rate for each Plan year. The Employer Contribution Rate for a specific Plan year shall be announced to Employees by November 15 of the preceding Plan year.

6.6         Determination of Amount of Employer Contribution.
            ------------------------------------------------
            The Company shall determine the amount to be contributed by each Employer for each payroll period in accordance with the provisions of the Plan.

6.7         Effect of Plan Termination.
            --------------------------
            Notwithstanding anything to the contrary contained in the Plan, any termination of the Plan shall terminate the liability of the Employers to make further contributions to the Plan, other than contributions for any payroll period ended prior to the time of such termination.

6.8         Limitation on Matching Employer Contributions and After-Tax
            -----------------------------------------------------------
            Contributions of Highly Compensated
            -----------------------------------
            Notwithstanding anything to the contrary contained in the Plan, no Matching Employer Contributions or After-Tax Contributions made with respect to a Plan year on behalf of eligible Highly Compensated Employees may result in an average contribution percentage for Highly Compensated Employees that exceeds the greater of

            (a) a percentage that is equal to 125 percent of the average contribution percentage for all other eligible Employees, or

            (b) a percentage that is not more than 200 percent of the average contribution percentage for all other eligible Employees and that is not more than two percentage points higher than the average contribution percentage for all other eligible Employees.

            For purposes of applying the limitation contained in this Section 6.8, the Matching Employer Contributions and After-Tax Contributions of any Employee who is a family member of a Highly Compensated Employee who (i) is a five percent owner or (ii) is among the ten Highly Compensated Employees receiving the greatest compensation for the Plan year shall be aggregated with the Matching Employer Contributions and After-Tax Contributions of such Highly Compensated Employee, and such family member shall not be considered an Employee for purposes of determining the average contribution percentage for Employees. A "family member" of a Highly Compensated Employee means the Highly Compensated Employee's spouse, his lineal ascendants, his lineal descendants, and the spouses of such lineal ascendants and descendants.

            In the event the Matching Employer Contributions and After-Tax Contributions with respect to a Plan year for eligible Highly Compensated Employees would otherwise exceed the limit specified in the preceding sentence, a certain amount of the Matching Employer Contributions and After-Tax Contributions, along with the income but minus the losses allocable thereto, shall be distributed or forfeited prior to the end of the next following Plan year, with such certain amount and the treatment thereof to be determined as follows:

            (c) first, the maximum percentage of After-Tax Contributions shall be reduced, in accordance with procedures adopted by the Company, from sixteen percent to the greater of six percent or such percentage that will result in the average contribution percentage limit specified above not being exceeded, and the excess amount of After-Tax Contributions attributable to such reduction shall be distributed to the Highly Compensated Employees who made the excess contributions;

            (d) second, if application of (c) does not cause the Plan to meet the average contribution percentage limit specified above, the maximum percentage of After-Tax Contributions shall be further reduced from six percent to such smaller percentage that, taking into account the reduction in the After-Tax Contributions and the loss of the Matching Employer Contribution related thereto, will result in the average contribution percentage limit specified above not being exceeded, and the excess amount of After-Tax Contributions attributable to such reduction shall be distributed to the Highly Compensated Employees who made the excess contributions;

            (e) third, if (d) is applicable, and a Highly Compensated Employee receiving a distribution thereunder of excess After-Tax Contributions was fully vested in amounts credited to his Company Stock Fund Account as of the time such excess contribution occurred, that portion of the Matching Employer Contribution for such Plan year that relates to the After-Tax Contributions distributed under
                      (d) shall also be distributed to the Highly Compensated Employee; and

            (f) fourth, if (d) is applicable but (e) is not applicable, that portion of the Matching Employer Contribution for such Plan year that relates to the After-Tax Contribution distributed under (d) shall be treated as a forfeiture under the Plan as of the last day of the next following Plan year.

            The income allocable to excess Matching Employer Contributions and After-Tax Contributions shall be determined in the same manner set forth in Section 4.3 by substituting "excess Matching Employer Contributions and After-Tax Contributions" for "excess Tax-Deferred Contributions." For purposes of this Section 6.8, the "contribution percentage" of an Employee for a Plan year shall be the ratio of his aggregate After-Tax Contributions and Matching Employer Contributions with respect to the Plan year to his Compensation for such Plan year, except that, to the extent permitted by regulations to be promulgated by the Secretary of the Treasury, the Company may elect to take into account in computing the numerator of each eligible Employee's Contribution percentage the Tax-Deferred Contribution made on behalf of the eligible Employee for the Plan year; an "eligible Employee" shall mean an Employee who has met the eligibility requirements of Section 3.1 to become a Participant, whether or not he has become a Participant; and an "eligible Highly Compensated Employee" shall mean a Highly Compensated Employee who has met the eligibility requirements of
            Section 3.1 to become a Participant, whether or not he has become a Participant. The determination hereunder of whether excess After-Tax Contributions or Matching Employer Contribution have been made by an eligible Employee with the respect to a Plan year shall occur after first determining the amount, if any, of that portion of the Tax-Deferred Contribution of the eligible Employee that is in excess of the annual aggregate limitation on Tax-Deferred Contributions and then determining the amount, if any, of Tax-Deferred Contributions made on behalf of the eligible Employee that are in excess of the limitations imposed under Section 4.3.

            Notwithstanding anything to the contrary contained in the Plan, the following multiple use limitation as required under Section 401(m) of the Code shall apply: the sum of the average deferral percentage and the average contribution percentage for Highly Compensated Employees may not exceed the aggregate limit. The aggregate limit is the sum of (g) 125 percent of the greater of the average contribution percentage or the average deferral percentage for all other eligible Employees and (h) the lesser of 200 percent of, or two percentage points plus, the lesser of such average contribution percentage or such average deferral percentage or, if it would result in a larger aggregate limit, the sum of (i) 125 percent of the lesser of the average contribution percentage or the average deferral percentage for all other eligible Employees and
            (j) the lesser of 200 percent of, or two percentage points plus, the greater of such average contribution percentage or such average deferral percentage. In the event that, after the satisfaction of the limitations in Section 4.3 and this Section 6.8, it is determined that contributions under the Plan fail to satisfy this multiple use limitation, the multiple use limitation shall be satisfied by further reducing the contribution percentages of Highly Compensated Employees (beginning with the highest such percentage) to the extent necessary to eliminate such excess, with such further reductions to be treated as excess contributions and disposed of as provided in this Section 6.8.

                                  ARTICLE VII

                    DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

7.1         Deposit of Contributions.
            ------------------------
            All Tax-Deferred Contributions and After-Tax Contributions shall be deposited by the Trustee upon receipt in the Investment Funds as the Company shall direct and all Matching Employer Contributions shall be deposited by the Trustee upon receipt in the Goodyear Stock Fund; provided, however, that the Company's directions with respect to all Tax-Deferred Contributions and After-Tax Contributions shall be based on the investment election of each Participant made in accordance with the provisions of Section 7.2. For all purposes hereunder, Tax-Deferred Contributions, After-Tax Contributions, and Matching Employer Contributions for each payroll period ending during a calendar month shall be deemed to have been deposited no later than the last day of such month. The Trustee shall have no duty to collect or enforce payment of contributions or inquire into the amount or method used in determining the amount of contributions, and shall be accountable only for contributions received by it.

7.2         Investment Elections of Participants.
            ------------------------------------
            Each Participant shall, upon electing to participate under the Plan in accordance with the provisions of Section 3.1, make an investment election in the manner prescribed by the Company, directing the manner in which his Tax-Deferred Contributions and After-Tax Contributions shall be deposited and held by the Trustee. The investment election of a Participant with respect to his Tax-Deferred Contributions and After-Tax Contributions shall specify the percentage of such contributions that is to be deposited in each of the Investment Funds, which percentage amounts must be whole percentage amounts not in excess in the aggregate of 100%. The investment election by a Participant shall remain in effect until he ceases to be a Participant in accordance with the provisions of the Plan; provided, however, that a Participant may change his investment election, at any time, in the manner and form as prescribed by the Company by making a new election specifying a change in his investment election. Any such change must again specify a percentage of the Tax-Deferred Contributions and After-Tax Contributions of the Participant that is to be deposited in each of the Investment Funds, which percentage amounts must be whole percentage amounts not in excess in the aggregate of 100%, and shall not affect the amounts credited to any separate account or sub-account of the Participant or to any Investment Fund as of any date prior to the date on which such change is to become effective.

7.3         Election to Transfer Interest Between Funds.
            -------------------------------------------
            A Participant who has an interest in an Investment Fund may elect at any time to transfer all or a portion of such interest to another Investment Fund. The Participant election must specify the Investment Fund from which the transfer is to be made, the Investment Fund to which the transfer is to be made, and a percentage of the amount eligible for transfer that is to be transferred, which percentage amount must be an integral multiple of 1%. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable.

7.4         Election to Transfer Interest from Goodyear Stock Fund.
            ------------------------------------------------------
            A Participant who has attained age 52 and who has an interest in the Goodyear Stock Fund may elect at any time to transfer all or a portion of such interest to an Investment Fund. The Participant election must specify the Investment Fund to which the transfer is to be made and a dollar amount or percentage of the amount eligible for transfer that is to be transferred. Any such transfer election must be made in the manner and form and at the time prescribed by the Company. Once the election becomes effective, it shall be irrevocable. At no time may a Participant transfer amounts from an Investment Fund to the Goodyear Stock Fund.

                                  ARTICLE VIII

               ESTABLISHMENT OF FUNDS AND PARTICIPANTS' ACCOUNTS

8.1         Establishment of General Fund.
            -----------------------------
            The Trustee shall establish a General Fund as required to hold and administer any assets of the Trust Fund that are not allocated among the separate Investment Funds or the Goodyear Stock Fund as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered by the Trustee as a separate common trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2         Investment Funds.
            ----------------
            The Trustee shall establish the following Investment Funds:

            (a) A Stable Value Fund which shall be invested primarily in contracts with banks, insurance companies, or other financial institutions which provide for rates of return for particular periods of time. Additionally, the Stable Value Fund may be invested in investment grade securities which provide for fixed or determinable rates of return. The securities may be held directly by the Plan, in group trusts, or in separate accounts of insurance companies.

            (b) An S&P 500 Index Stock Equity Fund which shall be invested primarily in the 500 stocks that comprise the S&P 500 Composite Index.

            (c) Asset Allocation Funds comprised of the following three balanced funds:

                      (i) A Conservative Asset Allocation Fund which shall be invested primarily in bonds and stocks with a target allocation of 60% bonds and 40% United States stocks.

                      (ii) A Moderate Asset Allocation Fund which shall be invested primarily in bonds and stock with a target allocation of 40% bonds and 60% United States stocks.

                      (iii) An Aggressive Asset Allocation Fund which shall be invested primarily in bonds and stocks with a target allocation of 65% United

                                  States stocks, 15% international stocks, and 20% bonds.

            (d) A Large Capitalization Stock Equity Fund which shall be invested primarily in common stocks of medium and large companies that have better-than-average prospects for appreciation.

            (e) A Small Capitalization Stock Equity Fund which shall be invested primarily in small company stocks that are expected to provide long-term capital growth.

            (f) An International Stock Equity Fund which shall be invested primarily in common stocks and debt obligations of companies and governments outside of the United States that are expected to produce long-term capital growth.

            (g) A Self-Directed Fund Account which the Participant, Former Participant, or Beneficiary may direct the investment of all or any part of his separate account among a list of mutual funds selected by the Company and the Trustee. The provisions of this paragraph (g) of
                      Article 8.2 shall be effective only if and to the extent that the Company, in its discretion, implements them.

            (h) If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XX, the Company shall direct the establishment and maintenance of a Loan Investment Fund in the Participant's name. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's Loan Investment Fund shall be allocated and the Loan Investment Fund shall be administered as provided in
                      Article XX.

            The Company may determine from time to time to direct (i) the closing of an Investment Fund or Investment Funds or (ii) the establishment and maintenance of an additional Investment Fund or Investment Funds and shall select the investments for such Investment Fund or Investment Funds. The Company shall communicate the same and any changes therein in writing to the Plan Administrator and the Trustee. All assets of each Investment Fund, except for a Self-Directed Fund Account or a Loan Investment Fund, shall be held and administered by the Trustee as a separate trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund, other than a Self-Directed Fund Account or a Loan Investment Fund, and other than an Investment Fund that consists of a mutual fund, shall be an undivided interest. The interest of each Participant, Former Participant, or Beneficiary under the Plan in any Investment Fund that consists of a mutual fund shall be an undivided interest in the units of the mutual fund held by the Plan. All assets of each Self-Directed Fund Account and each Loan Investment Fund shall be held and administered as a separate trust fund.

8.3         Goodyear Stock Fund.
            -------------------
            The Company shall direct the establishment and maintenance of a Goodyear Stock Fund to which Matching Employer Contributions shall be allocated. Subject to the provisions of the Trust Agreement, the assets of the Goodyear Stock Fund shall be invested by the Trustee primarily in Company Stock. Assets of the Goodyear Stock Fund may also be invested by the Trustee in interest-bearing common, commingled, group, or collective trust funds maintained by the Trustee exclusively for the short-term investment of assets of tax-qualified benefit plans. The Trustee may purchase Company Stock on the open market through a national securities exchange or in the over-the-counter market through a broker-dealer which is a member of the National Association of Securities Dealers. In addition, the Trustee may purchase Company Stock from the Company in accordance with the requirements of Section 408 of the Act. The Goodyear Stock Fund shall be held and administered as a separate common trust fund. The interest of each Participant, Former Participant, or Beneficiary under the Plan in the Goodyear Stock Fund shall be an undivided interest.

8.4         Appointment of Investment Managers.
            ----------------------------------
            As provided in the Trust Agreement, the Company may appoint one or more investment managers (as defined in Section 3(38) of ERISA) with respect to any portion of any trust fund established under this Article VIII.

8.5         Income on Trust Funds.
            ---------------------
            Any dividends, interest, distributions, or other income received by the Trustee in respect of a Fund shall be reinvested by the Trustee in the respective Fund for which such income was received.

8.6         Separate Accounts.
            -----------------
            As of the first date a contribution is made by or on behalf of an Employee, there shall be established a separate account in his name reflecting his interest in the Trust Fund. Each separate account shall be maintained and administered for each Participant, Former Participant, and Beneficiary in accordance with the provisions of the Plan.

8.7         Sub-Accounts.
            ------------
            The separate account of each Participant, Former Participant, and Beneficiary shall be divided into individual sub-accounts reflecting the portion of such account which is derived from Matching Employer Contributions, Tax-Deferred Contributions, and After-Tax Contributions. Each sub-account shall reflect separately contributions allocated to each Investment Fund and the Goodyear Stock Fund and the earnings and losses attributable thereto. Such other sub-accounts may be established as are necessary or appropriate to reflect the interest of a Participant, Former Participant, or Beneficiary in the Trust Fund.

8.8         Account Balances.
            ----------------
            For all purposes hereof, the balance of each separate account of a Participant, Former Participant, or Beneficiary, including sub-accounts, as of any date shall be the balance of such account or sub-account after all credits and charges thereto, for and as of such date, have been made as provided herein.

8.9         Funds from Predecessor Plans.
            ----------------------------
            At the direction of the Company, the Trustee is authorized to accept the transfer of funds being held by the funding agent for a predecessor plan (as hereinafter defined) for the benefit of an eligible Employee, provided that at no time in the course of the transfer shall such funds be made available to the eligible Employee. The Trustee shall have no duty to verify whether the amount of any predecessor plan funds delivered to it is correct and shall have no duty of inquiry into the administration of any predecessor plan or of any prior trust or other funding agency for a predecessor plan. The Trustee shall deposit all funds received by it from a predecessor plan in the Goodyear Stock Fund and the Investment Funds in accordance with the directions of the Company, which shall be based on the investment elections of the eligible Employees made in the form and manner prescribed by the Company; provided, however, that no predecessor plan funds may be deposited in the Goodyear Stock Fund other than funds that were invested in Company Stock under the predecessor plan immediately prior to the transfer. The Trustee shall establish and maintain a separate account and such sub-accounts in the name of an eligible Employee as are necessary to reflect his interest that is attributable to predecessor plan funds and to reflect the portion of his predecessor plan funds that is attributable to voluntary after-tax contributions, to contributions made pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code, and to other employer contributions. Each such separate account shall, upon each valuation date, share in the net increase or decrease in the value of the assets of the Investment Funds and the Goodyear Stock Fund maintained under the Plan on the basis of the balance of such separate account immediately prior to the valuation date in accordance with Section 10.1, provided, however, that such balance for this purpose only shall be reduced by the amount of any funds transferred to the Trustee since the immediately preceding valuation date. With the exception of funds transferred from a predecessor plan maintained by an Employer or a related corporation, which shall be vested in accordance with the next following sentence of this Section 8.9, all predecessor plan funds shall at all times be fully vested and nonforfeitable. The vested interest of a Participant in funds transferred from a predecessor plan maintained by an Employer or a related corporation shall be determined as of the date of transfer based on the vesting provisions of the Plan or, in the event an election under Section
            12.6 applies with respect to the Participant, based on the vesting provisions of the predecessor plan as of the date of transfer. Predecessor plan funds shall be distributed at such times and according to such methods as are generally provided under the Plan. In addition, predecessor plan funds attributable to voluntary, after-tax contributions made under the predecessor plan shall be subject hereunder to the withdrawal provisions applicable to After-Tax Contributions and predecessor plan funds that were contributed pursuant to a cash or deferred arrangement qualified under Section 401(k) of the Code shall be subject hereunder to the withdrawal and distribution provisions applicable to Tax-Deferred Contributions. For purposes of this Section 8.9, a predecessor plan shall mean any other defined contribution plan that complies with the requirements of Section 401(a) of the Code and satisfies the conditions specified in Section 401(a)(11)(B)(iii) of the Code.

                                   ARTICLE IX

                     LIMITATIONS ON ALLOCATIONS TO ACCOUNTS

9.1         Limitation on Crediting of Contributions.
            ----------------------------------------
            Notwithstanding anything to the contrary contained in the Plan the amount of Matching Employer Contributions, Tax-Deferred Contributions and After-Tax Contributions which may be credited to the separate account of any participant or Former participant shall be subject to the following provisions:

            (a) For purposes of this Section 9.1, the "annual addition" with respect to a Participant or Former participant shall mean the sum for any Plan year of the following amounts:

                      (i) Tax-Deferred Contributions, After-Tax Contributions, and Matching Employer Contributions that are credited to the separate account of such Participant or Former Participant for such Plan year pursuant to Sections 4.4, 5.3, and 6.4, and

                      (ii) the amount, if any, of Employer contributions and forfeitures and employee after-tax contributions that are credited to the Participant or Former Participant under any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan.

            (b) For purposes of this Section 9.1, the "compensation" of a Participant or Former Participant shall mean (in contrast with Compensation as defined in paragraph (g) of Section 2.1) his wages, salaries, and other amounts received for personal services actually rendered in the course of employment with an Employer or a related corporation, excluding, however,

                      (i) contributions made by an Employer or a related corporation to a plan of deferred compensation (including Tax-Deferred
                                  Contributions hereunder) to the extent that, before the application of the limitations of
                                  Section 415 of the Code to such plan, the contributions are not includable in the gross income of the Participant or Former Participant for the taxable year in which contributed;

                      (ii) contributions made by an Employer or a related corporation on his behalf to a simplified employee pension described in
                                  Section 408(k) of the Code;

                      (iii) any distributions from a plan of deferred compensation (other than amounts received pursuant to an unfunded non-qualified plan in the year such amounts are includable in the gross income of the Participant or Former Participant);

                      (iv) amounts received from the exercise of a non-qualified stock option or when restricted stock or other property held by the Participant or Former Participant becomes freely transferable or is no longer subject to substantial risk of forfeiture;

                      (v) amounts received from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

                      (vi) any other amounts that receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includable in the gross income of the Participant or Former Participant).

            (c) For the Plan year ending December 31, 1985, and each Plan year thereafter, the annual addition with respect to a Participant or Former Participant shall not exceed the lesser of

                      (i) $30,000 (subject to adjustment annually pursuant to Internal Revenue Service regulations and rulings under Section 415 of the Code), or

                      (ii) 25 percent of such Participant's compensation paid for such Plan year.

                      If as a result of the allocation of forfeitures, a reasonable error in estimating the Participant's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of Section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of Section 415 of the Code, or other reasonable facts and circumstances that the Commissioner of Internal Revenue finds to justify the availability of the rules set forth below the annual addition to the separate accounts of a Participant or Former Participant in any Plan year would exceed the amount that may be applied for his benefit under the limitation contained in this Section 9.1 absent such limitation, the amount of his After-Tax Contributions for such Plan year and of that portion of the Matching Employer Contributions that would be allocated to such Participant or Former Participant under Section 6.3 based thereon but that would exceed the limitation herein, shall be reduced (applying the same percentage reduction with respect to both such After-Tax Contributions and Matching Employer Contributions) to the extent necessary to eliminate such excess. The amount of any such reduction of After-Tax Contributions shall be returned to such Participant or Former Participant (plus the earnings, if any, attributable to such amount), and the amount of any such reduction of Matching Employer Contributions shall be deemed a forfeiture for such Plan year and shall be applied against the Company's Matching Employer Contribution obligation as described below. If the limitation contained in this Section 9.1 would still be exceeded after application of the previous sentence, the amount of the Tax-Deferred Contributions made on behalf of such Participant or Former Participant for such Plan year and that portion of the Matching Employer Contribution that would be allocated to such Participant or Former Participant under Section 6.3 based thereon, but that would exceed the limitation herein, shall be reduced (applying the same percentage reduction with respect to both Tax-Deferred Contributions and Matching Employer Contributions) to the extent necessary to eliminate such excess. The amount of any such reduction of Tax-Deferred Contributions shall be applied as the initial Tax-Deferred Contributions made by the Participant for the next following limitation year until such amount is exhausted, unless the Participant is not covered by the Plan as of the end of the limitation year, in which event such amount shall be deemed a forfeiture for such Plan year and shall be applied against the Company's Matching Employer Contribution obligation as described below. The amount of any such reduction of Matching Employer Contributions shall be deemed a forfeiture for such Plan year and shall be applied against the Company's Matching Employer Contribution obligation as described below. Amounts which are deemed forfeitures hereunder with respect to the Company for a Plan year shall be held unallocated in a suspense account established with respect to the Company and shall for all Plan purposes be applied against the Company's Matching Employer Contribution obligation for the next following Plan year (and succeeding Plan years, as necessary). No such suspense account shall share in any increase or decrease in the net worth of the Investment Funds and the Goodyear Stock Fund.

            (d) If any Participant or Former Participant in the Plan also shall be covered by a qualified defined benefit plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan, the sum of subparagraphs (i) and (ii) below shall in no event exceed 1.0 in any Plan year where

                      (i) is the defined benefit plan fraction (determined as of the close of such Plan year), the numerator of which is the projected annual benefit of such Participant or Former Participant under such plan and the denominator of which is the lesser of (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan year, or (2) the product of 1.4 multiplied by the amount which may be taken into account under
                                  Section 415(b)(1)(B) of the Code with respect to such Participant or Former Participant for such Plan year; and

                      (ii) is the defined contribution plan fraction, the numerator of which is the sum of the annual addition to the separate accounts of such Participant or Former Participant as of the close of such Plan year and for each prior year of service with an Employer or a related corporation and the denominator of which is the sum of the lesser of the following amounts determined for such Plan year and each prior year of service with an Employer or a related corporation: (1) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Plan year determined without regard to Section 415(c)(6), or (2) the product of 1.4 multiplied by the amount which may be taken into account under Section 415(c)(1)(B) (or
                                  Section 415(c)(7) or (8) if applicable) with respect to such Participant or Former Participant for such Plan year.

                      In the event the special limitation contained in this paragraph (d) is exceeded, the benefits otherwise payable to the Participant or Former Participant under any such qualified defined benefit plan shall be reduced to the extent necessary to meet such limitation. If the Plan satisfied the applicable requirements of Section 415 of the Code as in effect for all limitation years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and the defined contribution plan fraction computed under
                      Section 415(e)(1) of the Code, as revised by the Tax Reform Act of 1986, does not exceed 1.0 for such limitation year.

            (e) In the event that a Participant or Former Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a related corporation concurrently with the Plan, the procedure set forth in paragraph (c) of this Section 9.1 shall be implemented first by returning the contributions made by the Participant or Former Participant for such Plan year under all of the defined contribution plans other than the Plan. If the limitation contained in this
                      Section 9.1 is still not satisfied after returning all of the contributions made by the Participant or Former Participant under all such other plans the procedure set forth in paragraph (c) of this Section 9.1, without regard to the foregoing provisions of this paragraph (e), shall be invoked to eliminate any such excess. If the limitation contained in this Section 9.1 is still not satisfied after invocation of the procedure set forth in paragraph (c) of this Section 9.1, the portion of the Employer contributions and of forfeitures for the Plan year under all such other plans, which has been allocated to such Participant thereunder but which exceeds the limitation herein, shall be deemed a forfeiture for such Plan year and shall, subject to the provisions of this
                      Section 9.1, be reallocated among and credited to the separate accounts of the remaining Participants and Former Participants in such other plans who are eligible to share in such contributions and forfeitures for such Plan year; provided, however, that the amount of the Employer contributions and of any forfeitures which is deemed a forfeiture under this paragraph (e) shall be effected on a pro rata basis among all of such plans including the Plan, unless the Participant or Former Participant is covered by a money purchase pension plan or a tax credit plan meeting the requirements of Section 409 of the Code, in which event the forfeiture shall be effected first under the Plan (and any other defined contribution plan which is not a money purchase pension plan nor a tax credit plan) and, if the limitation is still not satisfied, then under such money purchase pension plan, and finally, if the limitation is still not satisfied, then under such tax credit plan. In the event that a Participant or Former Participant is covered by a qualified defined benefit plan, the procedure set forth in paragraph (d) of this Section 9.1 shall be implemented prior to effecting any reduction in the benefit of such Participant or Former Participant under the defined contribution plans.

            (f) In the event that the limitations of paragraph (d) of this Section 9.1 are applicable, the following adjustments shall be made for purposes of applying such paragraph (d):

                                  If, before October 3, 1973, the Participant or Former Participant was an active participant in a qualified defined benefit plan maintained by an Employer and otherwise satisfies the requirements of Section 2004(d)(2) of the Act, the defined benefit plan fraction described in subparagraph
                                  (d)(i) shall not exceed 1.0.

            (g) For purposes of this Section 9.1. the meaning of "related corporation" shall be as modified by Section 415(h) of the Code.

9.2         Scope of Limitation.
            -------------------
            The limitations contained in this Article IX shall be applicable only with respect to benefits provided pursuant to the defined contribution plans and defined benefit plans described in Section 415(k) of the Code.

                                   ARTICLE X

                 VALUATIONS, DIVIDEND REINVESTMENTS, AND VOTING

10.1        Valuation of Participant's Interest.
            -----------------------------------
            As of each valuation date hereunder the Trustee shall adjust each separate account of each Participant, Former Participant and Beneficiary, and any sub-account maintained thereunder, to reflect any increase or decrease in the value of the Trust Fund since the immediately preceding valuation date in the following manner:

            (a) The Trustee shall value all of the assets of the Goodyear Stock Fund at fair market value.

            (b) The Trustee shall value all of the assets of the Investment Funds with respect to which no investment manager has been appointed at fair market value and each investment manager shall value all of the assets of the Investment Fund with respect to which he has been appointed at fair market value and shall provide the same to the Trustee. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager.

            (c) The Trustee shall then ascertain the net increase or decrease in the value of the respective Investment Funds and the Goodyear Stock Fund which is attributable to net income, investment management fees, and all profits and losses, realized and unrealized since the immediately preceding valuation date on the basis of the valuation provided under paragraphs (a) and (b) of this Section 10.1, and after making appropriate adjustments for the amount of all contributions made with respect to the month in which such valuation date occurs and for any distributions and withdrawals from the respective Investment Funds and the Goodyear Stock Fund since such preceding valuation date and prior to such date.

            (d) The Trustee shall then allocate the net increase or decrease in the value of the respective Investment Funds and the Goodyear Stock Fund as thus determined among all Participants, Former Participants, and Beneficiaries who have an interest in the respective Investment Funds and the Goodyear Stock Fund, separately with respect to each of such Investment Funds and the Goodyear Stock Fund, in the ratio that the balance of each separate account maintained under such Investment Fund or the Goodyear Stock Fund on the date immediately preceding such valuation date bears to the aggregate of the balances of all such separate accounts on the day immediately preceding such valuation date, and shall credit or charge as the case may be each such separate account with the amount of its allocated share. Moreover, the Trustee shall in the same manner credit or charge any sub-account maintained thereunder with the amount of its allocated share.

            (e) Finally, the Trustee shall then credit to the appropriate separate account and sub-accounts of each Participant and Former Participant, as applicable and in accordance with the provisions of Article VIII, the Tax-Deferred Contributions made on his behalf, his After-Tax Contributions, and his share of Matching Employer Contributions made since the immediately preceding valuation date.

            The Trustee may maintain its records for the Plan on the basis of unit accounting.

10.2        Reinvestment of Dividends.
            -------------------------
            Except as may be otherwise directed by the Company all dividends and other earnings of the Goodyear Stock Fund shall be used by the Trustee to purchase additional Company Stock.

10.3        Voting Company Stock.
            --------------------
            At least 30 days prior to each annual or special meeting of the shareholders of The Goodyear Tire & Rubber Company, the Company shall cause to be sent to each Participant, and to each Former Participant and Beneficiary, a copy of the proxy solicitation material therefor together with a form requesting that each such Participant, Former Participant, or Beneficiary give to the Trustee or proxy solicitation and tabulation agent his confidential instructions with respect to the manner in which his proportionate interest in the Company Stock held in the Goodyear Stock Fund shall be voted by the Trustee. Upon receipt of such instructions, the Trustee shall vote the Company Stock as instructed. Furthermore the Trustee shall vote the Company Stock with respect to which it does not receive instructions in the same proportions as it votes the Company Stock for which it received instructions. Instructions received from individual participants, Former Participants, and Beneficiaries by the Trustee shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or employees of the Company.

10.4        Finality of Determinations.
            --------------------------
            The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Goodyear Stock Fund and for determining the balance of each separate account and sub-account maintained hereunder. The Trustee shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall have exclusive responsibility for determining the net income, liabilities, and value of the assets of the Investment Fund with respect to which he has been appointed.
            In determining the net income, liabilities, and value of the assets of the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on information provided by the mutual fund manager. The Trustee's and investment managers' determinations thereof shall be conclusive upon the Employers, and all Participants, Former Participants, and Beneficiaries hereunder.

10.5        Notification.
            ------------
            As soon as reasonably possible after the end of each Plan year, the Company shall notify each Participant, Former Participant, and Beneficiary of the balance of his separate account and sub-accounts as of the last day of such Plan year.

                                   ARTICLE XI

                           WITHDRAWALS WHILE EMPLOYED

11.1        Withdrawal of After-Tax Contributions.
            -------------------------------------
            A Participant may elect to withdraw in cash an amount equal to all or any portion of the value of the balance of his sub-account attributable to his After-Tax Contributions as of the most recent valuation date. In the event a Participant has more than Investment Fund in his one sub-account attributable to After-Tax Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

11.2        Withdrawal of Matching Employer Contributions.
            ---------------------------------------------
            Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Matching Employer Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of
            Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of his vested interest in the value of the balance of his sub-account attributable to Matching Employer Contributions as of the most recent valuation date. A Participant's vested interest in Matching Employer Contributions shall be the amount in which he would be vested under Section 12.2 had he terminated his employment with his Employer. In the event a Participant has one or more Investment Funds in his sub-account attributable to Matching Employer Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds and the Goodyear Stock Fund in the ratio that the balance of the sub-account invested in the Investment Fund or the Goodyear Stock Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

11.3        Withdrawal of Tax-Deferred Contributions.
            ----------------------------------------
            Prior to his attainment of age 59-1/2, a Participant may not withdraw amounts attributable to Tax-Deferred Contributions unless the Company has made a determination that a hardship exists and such withdrawal is made in accordance with the provisions of
            Section 11.4. A Participant who has attained the age of 59-1/2 may elect to withdraw in cash an amount equal to all or any portion of the value of the balance of his sub-account attributable to his Tax-Deferred Contributions as of the most recent valuation date. In the event a Participant has more than one Investment Fund in his sub-account attributable to Tax-Deferred Contributions and he withdraws only a portion of the balance of such sub-account, the withdrawal shall be charged to each of the Investment Funds in the ratio that the balance of the sub-account invested in the Investment Fund as of the most recent valuation date bears to the balance of the sub-account as of such date.

11.4        Conditions and Limitations on Hardship Withdrawals.
            --------------------------------------------------
            Notwithstanding anything to the contrary contained in this Article XI, the restrictions imposed in Sections 11.2 and 11.3 which prohibit withdrawal of amounts attributable to Tax-Deferred Contributions and Matching Employer Contributions prior to the attainment of age 59-1/2 shall be inapplicable in any case in which the Company, with respect to a withdrawal made hereunder, has made a determination that the withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant in accordance with the provisions of this Section 11.4. The Company shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

            (a) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependent of the Participant (as defined in Section 152 of the Code);

            (b) purchase (excluding mortgage payments) of a principal residence for the Participant;

            (c) payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, the Participant's spouse, or any dependent of the Participant;

            (d) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

            (e)       funeral expenses of a member of the Participant's family.

            A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

            (f) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant.

            (g) The Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all plans maintained by the Company or any related corporation.

            (h) The Participant's Tax-Deferred Contributions and After-Tax Contributions and the Participant's elective tax-deferred contributions and employee after-tax contributions under all other tax-qualified plans maintained by the Company or any related corporation shall be suspended for at least 12 months after his receipt of the withdrawal and he may not have any further Tax-Deferred Contributions made on his behalf nor shall he make any further After-Tax Contributions until the Enrollment Date next following the expiration of 12 months after the effective date of such withdrawal; provided, however, that this paragraph (h) shall not apply if the Participant has attained age 59-1/2.

            (i) The Participant shall not make Tax-Deferred Contributions or elective tax-deferred contributions under any other tax-qualified plan maintained by the Company or any related corporation for the Participant's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of the Participant's Tax-Deferred Contributions and elective tax-deferred contributions under any other plan maintained by the Company or any related corporation for the taxable year of the withdrawal; provided, however, that this paragraph (i) shall not apply if the Participant has attained age 59-1/2.

            The maximum amount that a Participant may withdraw because of a hardship is (i) the balance of his sub-account attributable to Tax-Deferred Contributions, exclusive of any earnings credited to such amounts after December 31, 1988, except to the extent permitted by regulations issued under Section 401(k) of the Code, (ii) his vested interest in his sub-account attributable to Matching Employer Contributions, and (iii) the balance of his sub-account attributable to After-Tax Contributions. Hardship with drawals shall be made effective as of the date on which the withdrawal application is filed and shall be paid to the Participant as soon as practicable thereafter. A Participant shall not fail to be treated as an eligible Employee for the purposes of applying the limitations contained in Sections 4.3 and 6.8 of the Plan merely because his Tax-Deferred Contributions and After-Tax Contributions are suspended in accordance with this Section 11.4.


11.5        Adjustment of Accounts.
            ----------------------
            The Trustee shall adjust the separate account and sub-accounts of each Participant who makes a withdrawal under Section 11.1, 11.2, 11.3, or 11.4 to reflect such withdrawal as of the date of such withdrawal, charging any such withdrawal against the Goodyear Stock Fund or the Investment Funds, as appropriate.

                                  ARTICLE XII

                 TERMINATION OF PARTICIPATION AND DISTRIBUTION

12.1        Termination of Participation.
            ----------------------------
            Each Participant shall cease to be a Participant hereunder on the first to occur of the following dates:

            (a) on the date such Participant's employment with an Employer or a related corporation is terminated after he has attained age 65;

            (b) on the date such Participant's employment with an Employer or a related corporation is terminated because of physical or mental disability preventing his continuing in the service of such employer, as determined by the Company upon the basis of a written certificate of a physician acceptable to it or, if earlier, on the first anniversary of the first day of a period in which he remains absent from the service of the Company and all subsidiaries of the Company because of physical or mental disability preventing his continuing in the service of his employer, as determined by the Company upon the basis of a written certificate of a physician acceptable to it;

            (c) on the date such Participant's employment with an Employer or a related corporation is terminated because of the death of such Participant;

            (d) on the date such Participant's employment with an Employer or a related corporation is terminated after he

                      (i) retires under the provisions of the pension plan maintained by his employer for his benefit, or

                      (ii)        has completed four years of Continuous
                                  Service; or

            (e) on the date such Participant's employment with an Employer or a related corporation is terminated under any other circumstances;

            provided however, that if any such date shall be a valuation date, such Participant shall for all purposes hereof cease to be a Participant upon the next succeeding day. Written notice of a participant's Settlement Date shall be given promptly by the Company to the Trustee. Notwithstanding anything to the contrary contained in the

            Plan, a Participant's right to receive distribution of the balance of his separate account as of his Settlement Date, in accordance with the provisions of this Article XII, shall be fully vested and nonforfeitable upon attainment of age 65.

12.2        Vesting of Separate Accounts.
            ----------------------------
            A Participant's vested interest in his sub-accounts attributable to Tax-Deferred Contributions and After-Tax Contributions shall be at all times 100%. As of a Participant's Settlement Date, and after notice thereof has been given as provided in Section 12.1, the balance of the Participant's sub-account attributable to Matching Employer Contributions shall be vested as follows:

            (a) In the event such Participant's Settlement Date occurs under the conditions specified in paragraph (a), (b),
                      (c), or (d) of Section 12.1, such Participant shall be 100% vested in the entire balance of his sub-account attributable to Matching Employer Contributions as of such Settlement Date.

            (b) In the event such Participant's Settlement Date occurs under the conditions stated in paragraph (e) of Section 12.1, such Participant shall have no vested interest in his sub-account attributable to Matching Employer Contributions, and he shall in no event receive any distribution from his sub-account attributable to Matching Employer Contributions as of such Settlement Date.

                      Notwithstanding anything to the contrary contained in this paragraph (b), in the event such Participant's Settlement Date occurs as a result of the Company's reduction in force on August 1, 1991 or the Company's reduction in force on November 1, 1991, such Participant shall be 100% vested in the entire balance of each of his separate account as of such Settlement Date.

12.3        Distribution.
            ------------
            The Trustee shall make distribution to or for the benefit of the Former Participant or his Beneficiary as the case may be of his vested interest in his separate account, provided, however, that, in order to insure that all pre-Settlement Date contributions have been credited to the separate accounts of the former Participant, no distribution shall be made prior to the last day of the month in which the Former Participant's Settlement Date occurs.
            Distribution shall be made in a lump-sum payment unless such Participant's Settlement Date occurred under the conditions specified in paragraph (a), (b), (c), or (d)(i) of
            Section 12.1, in which event distribution shall be made by such one or more of the following methods as the Former Participant shall select:

            (a)       in a single lump-sum payment; or

            (b) in a series of installments over a period not in excess of the normal life expectancy of the distributee, such installments to be equal in amount except as necessary to adjust for any net income of and changes in the market value of the respective Funds, or by any other method reasonably calculated to provide a more rapid distribution of his interest.

            Distribution under any such method shall be made or commenced as soon as reasonably practicable after the Former Participant's Settlement Date, but in no event later than 60 days after the close of the Plan year in which the Former Participant terminated employment after having attained age 65; provided, that the Company with the consent of a Former Participant whose Settlement Date occurs under the conditions stated in either paragraph (a) or
            (d)(i) of Section 12.1 may defer making or commencing distribution beyond the date otherwise specified in this sentence until the Former Participant attains age 70 or dies, or until the Plan is terminated, whichever first occurs. In the event that the Trustee is unable to make a distribution to a Former Participant or Beneficiary within one year of the date distribution is otherwise to be made in accordance with the provisions of this Section 12.3, due to its inability to find such Former Participant or Beneficiary, the entire interest of such Former Participant or Beneficiary shall be disposed of in accordance with the provisions of Section 12.8; provided, that in the event such Former Participant or Beneficiary shall at any time in the future make a claim for his interest in the Plan, it shall be paid to him as soon as possible. Notwithstanding the foregoing, if the balance carried in the separate account of a Former Participant is or ever was in excess of $3,500 and the Former Participant has not attained age 65, no distribution shall be made to such Former Participant without his written consent.

12.4        Required Commencement of Distribution.
            -------------------------------------

            Notwithstanding any other provisions of the Plan to the contrary, in no event shall the interest attributable to a Participant or Former Participant be distributed commencing later than the April 1 following the close of the calendar year in which he attains age
            70 1/2. In addition, in no event shall such interest be payable over a period extending beyond the life of the Participant or the joint lives of the Participant and his Beneficiary, or, alternatively, over a period extending beyond the life expectancy of the Participant or the joint life expectancy of the Participant and his Beneficiary.

            If a Participant or Former Participant dies after distribution of his entire interest has been commenced, the remaining portion of his interest under the Plan, if any, shall be distributed to his Beneficiary at least as rapidly as under the method of distribution being used at the date of his death. If a Participant or Former Participant dies before the distribution of his entire interest has commenced, the entire interest attributable to such Former Participant must be distributed within 5 years after the date of his death; except that such 5-year distribution requirement shall not apply (i) to any portion of such Former Participant's interest under the Plan that is payable to his Beneficiary over the Beneficiary's lifetime, or over a period not extending beyond the life expectancy of his Beneficiary, so long as such distribution commences no later than one year after the date of such Former Participant's death (or such later date as may be prescribed by applicable Treasury Regulations), or (ii) to any portion of such Former Participant's interest under the Plan that is payable to his surviving spouse over the surviving spouse's lifetime, or over a period not extending beyond the life expectancy of such surviving spouse, so long as the distribution commences no later than the date on which the Former Participant would have attained age
            70 1/2. If a surviving spouse dies before distribution commences pursuant to the immediately foregoing clause (ii), the 5-year distribution requirement applies as if the surviving spouse were the Former Participant.

12.5        Form of Distribution.
            --------------------
            All distributions under this Article XII with respect to any amount which is attributable to the interest of a Former Participant shall be made in the form of cash except that if he is deceased his Beneficiary so requests the amount attributable to his interest in the Goodyear Stock Fund shall be paid in the form of Company Stock with an amount equivalent in value to any fractional share of Company Stock paid in cash.

12.6        Election of Former Vesting Schedule.
            -----------------------------------
            In the event the Company adopts an amendment to the Plan that directly or indirectly affects the computation of a Participant's nonforfeitable interest attributable to Matching Employer Contributions any Participant with three or more years of Continuous Service shall have a right to have his nonforfeitable interest in amounts attributable to Matching Employer Contributions continue to be determined under the vesting schedule in effect prior to such amendment rather than under the new vesting schedule, unless the nonforfeitable interest of such Participant in amounts attributable to Matching Employer Contributions under the Plan, as amended, at any time is not less than such interest determined without regard to such amendment. An Employee shall exercise such right by giving written notice of his exercise thereof to the Company within 60 days after the latest of
            (i) the date he received notice of such amendment from the Company,
            (ii) the effective date of the amendment, or (iii) the date the amendment is adopted. Notwithstanding the foregoing provisions of this Section 12.6, the vested interest of each Participant on the effective date of such amendment shall not be less than his vested interest under the Plan as in effect immediately prior to the effective date thereof.

12.7        Buy Back of Forfeited Amounts.
            -----------------------------
            A Participant who forfeited all or a portion of the amounts credited to his sub-account attributable to Matching Employer Contributions in accordance with the provisions of Section 12.2 and who is reemployed by an Employer or a related corporation shall have such forfeited amounts recredited to his sub-account attributable to Matching Employer Contributions upon his subsequent reemployment as an Employee, without adjustment for interim gains or losses experienced by the Trust Fund, if:

            (a) he returns to employment with an Employer or a related corporation before he incurs five consecutive breaks in service commencing after the later of his Settlement Date or the date he received distribution of the vested portion of his separate account;

            (b) he resumes employment covered under the Plan before the end of the five-year period beginning on the date he is reemployed; and

            (c) if he received distribution of the vested portion of his separate account, he repays to the Plan the full amount of such distribution before the end of the five-year period beginning on the date he is reemployed.

            Funds needed in any Plan year to recredit the sub-account attributable to Matching Employer Contributions of such Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall first come from forfeitures that arise during such Plan year, to the extent sufficient, next shall be provided by his Employer by way of a separate Matching Employer Contribution, and shall finally come from income earned by the Trust Fund in such Plan year.

12.8        Disposition of Forfeited Balances.
            ---------------------------------
            Whenever settlement is made with respect to a Former Participant on the occurrence of his Settlement Date and if the balance of his sub-account attributable to Matching Employer Contributions is not vested, such balance shall be deemed a forfeiture for the month in which the first anniversary of his Severance Date occurs. If settlement is not made with respect to a Former Participant on the occurrence of his Settlement Date and if the balance of his sub-account attributable to Matching Employer Contributions is not vested, such balance shall be deemed a forfeiture for the month in which the fifth anniversary of his Severance Date occurs, unless he is reemployed as an Employee prior to such date. In either case, as of the last day of such month, the forfeitures attributable to each sub-account attributable to Matching Employer Contributions and to each other separate account shall be applied against the Matching Employer Contribution obligation of the Company incurred during such month. Notwithstanding the foregoing, however, should the amount of all such forfeitures of Matching Employer Contributions for any Plan year exceed the amount of the Matching Employer Contribution obligation of the Company for such Plan year, the excess amount of such forfeitures (together with any such forfeitures for prior Plan years not theretofore applied against such a contribution obligation of the Company) shall for all Plan purposes be applied against the Matching Employer Contribution obligation of the Company for the next following Plan year.

12.9        Effect of Company's Determination.
            ---------------------------------
            In exercising its authority under this Article XIII the Company shall act in such manner as it shall in good faith determine will most adequately and fairly meet the needs of each Former Participant or Beneficiary, as the case may be. No authority shall be exercised in such manner as to discriminate between any class or group of Participants. The Company's determination of all questions which may arise under this Article XII (if made in accordance with the standards prescribed herein and in Section 14.1) shall be conclusive upon all persons claiming to have any interest hereunder. In making any determinations hereunder, the Company may rely upon any signed statement which the Participant files with it.

12.10       Reemployment of a Former Participant.
            ------------------------------------
            Subject to the provisions of Section 3.5 and Section 12.7, in the event a Former Participant is reemployed by an Employer, he shall be treated as a new employee for all purposes of the Plan. If he again becomes a Participant, he shall lose his right to any distributions or further distributions from the Trust Fund with respect to the prior termination of his employment, and his interest in the Trust Fund shall thereafter be treated in the same manner as that of any other Participant.

12.11       Restrictions on Alienation.
            --------------------------
            Except as provided in Section 401(a)(13)(B) of the Code relating to qualified domestic relations orders, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

12.12       Facility of Payment.
            --------------------
            In the event that it shall be found that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount (unless prior claim therefor shall have been made by a duly qualified guardian or other legal representative) may, in the discretion of the Company, be paid to another person for the use or benefit of the individual found incapable of attending to his financial affairs or in satisfaction of legal obligations incurred by or on behalf of such individual. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Company. Any such payment shall be charged to the sub-accounts from which any such payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

12.13       Distributions to Other Qualified Plans.
            --------------------------------------
            In the case of a Participant or Former Participant whose vested interest in his separate account under the Plan has not been fully distributed and who is eligible to participate in another plan that is qualified under Section 401(a) of the Code, the Company may direct the Trustee to transfer the amount of such accounts under the Plan to the funding agent for such plan if the plan to receive the transfer (i) authorizes acceptance of such transfers, (ii) provides that transferred amounts shall be held in a separate account, and (iii) provides that the transferred amounts shall be fully vested and nonforfeitable, with the exception that in the case of a transfer of accounts to a plan of an Employer or related corporation, the Participant's or Former Participant's vested interest in such transferred accounts shall be determined as of the date of transfer based on the vesting provisions of the Plan in effect on such date, and on and after the date of transfer the vested interest shall be determined based on the vesting provisions of the transferee plan or, in the event an election of a prior vesting schedule applies with respect to the Participant or Former Participant, based on the vesting provisions of the Plan as of the date of transfer.

                                  ARTICLE XIII

                                 BENEFICIARIES

13.1        Designation of Beneficiary.
            --------------------------
            In the case of a Participant or Former Participant who is not married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full shall be such person or persons designated by the Participant or Former Participant. In the case of a Participant or Former Participant who is married, the Beneficiary to whom distribution shall be made hereunder in the event such Participant or Former Participant dies before his interest shall have been distributed to him in full shall be his surviving spouse, if any, or alternatively such person or persons designated by the Participant or Former Participant, provided that such designation has been consented to by the surviving spouse, if any, of such Participant or Former Participant in the manner herein specified. A designation of Beneficiary hereunder may be changed at any time and from time to time by the Participant or Former Participant, provided that such change of designation has been consented to by the surviving spouse, if any, of such Participant or Former Participant in the manner herein specified. Any such designation or change of designation, with spousal consent when necessary, shall be made in writing in the form prescribed by the Company, and shall become effective only when filed by the Participant or Former Participant with the Company; provided, however, that any such designation or change of designation which is received by the Company after the death of the Participant or Former Participant shall be disregarded. Spousal consent, where required, shall be effective only if it is in writing, it includes an acknowledgement of the effect of the consent being given, and it is witnessed by a Plan representative or a notary public. Spousal consent shall not be required if a Plan representative finds that such spouse cannot be located or because of other circumstances set forth in Section 417(a)(2)(B) of the Code and regulations thereunder. Any consent by a spouse obtained under this Section 13.1 shall be effective only with respect to such spouse.

13.2        Beneficiary in the Absence of Designation.
            -----------------------------------------
            If a deceased Participant or Former Participant has no surviving spouse and if either no Beneficiary for such Participant or Former Participant shall have been designated or if all those designated as his Beneficiary shall die prior to the death of such Participant or Former Participant, then the Beneficiary shall be one of the following: his surviving children per stirpes; if there are no surviving children, then his surviving parents per stirpes; if there are no surviving parents, then his surviving brothers and sisters per stirpes; if there are no surviving brothers or sisters, then the estate of such Participant or Former Participant. If any Beneficiary shall die after becoming entitled to receive distribution hereunder and before such distribution is made in full, and if no other Beneficiary shall have been designated to receive the balance of such distribution upon the happening of such contingency, the estate of such deceased Beneficiary shall become the Beneficiary as to such balance.

                                  ARTICLE XIV

                                 ADMINISTRATION

14.1        Authority of Company.
            --------------------
            The Company shall have all the powers and authority expressly conferred upon it herein and further shall have the sole right to interpret and construe the Plan, and to determine any disputes arising thereunder, subject, however, to the provisions of Section
            14.3. In exercising such powers and authority, the Company shall at all times exercise good faith, apply standards of uniform application, and refrain from arbitrary action. The Company may employ such attorneys, agents, and accountants as it may deem necessary or advisable to assist it in carrying out its duties hereunder. The Company and the Trustee shall be "named fiduciaries" as that term is defined in Section 402(a)(2) of the Act. The Company, by action of its Board of Directors, may:

            (a) allocate any of the powers, authority, or responsibilities for the operation and administration of the Plan, which are retained by it or to it granted by this Article XIV, to the Trustee; and

            (b) designate a person or persons other than the Company to carry out any of such powers, authority, or responsibilities;

            except that no power, authority, or responsibility of the Trustee shall be subject to the provisions of paragraph (b) of this Section 14.1, and except that no allocation or delegation by the Company of any of its powers, authority, or responsibilities to the Trustee shall become effective unless such allocation or delegation shall first be accepted by the Trustee in a writing signed by it and delivered to the Company.

14.2        Action of Company.
            -----------------
            Any act authorized, permitted, or required to be taken by the Company under the Plan, which has not been delegated in accordance with Section 14.1, may be taken by a majority of the members of the Board of Directors of the Company, either by vote at a meeting, or in writing without a meeting. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Company under the Plan shall be in writing and signed by either (i) a majority of the members of the Board of Directors of the Company, or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) a person authorized to act for the Company in accordance with Section 14.1. Subject to the provisions of Section 14.3, any action taken by the Company which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

14.3        Claims Review Procedure.
            -----------------------
            Whenever the Company decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by any person (herein referred to as the "Claimant"), the Plan Administrator shall transmit a written notice of the Company's decision to the Claimant, which notice shall be written in a manner calculated to be understood by the Claimant and shall contain a statement of the specific reasons for the denial of the claim and a statement advising the Claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Company in accordance with the procedures hereinafter set forth. Within such 60-day period, the Claimant or his authorized representative may request that the claim denial be reviewed by filing with the Plan Administrator a written request therefor, which request shall contain the following information:

            (a) the date on which the Claimant's request was filed with the Plan Administrator; provided, however, that the date on which the Claimant's request for review was in fact filed with the Plan Administrator shall control in the event that the date of the actual filing is later than the date stated by the Claimant pursuant to this paragraph (a);

            (b) the specific portions of the denial of his claim which the Claimant requests the Plan Administrator to review;

            (c) a statement by the Claimant setting forth the basis upon which he believes the Plan Administrator should reverse the Company's previous denial of his claim for benefits and accept his claim as made: and

            (d) any written material (offered as exhibits) which the Claimant desires the Plan Administrator to examine in its consideration of his position as stated pursuant to paragraph (c) of this Section 14.3.

            Within 60 days of the date determined pursuant to paragraph (a) of this Section 14.3, the Plan Administrator shall conduct a full and fair review of the Company's decision denying the Claimant's claim for benefits. Within 60 days of the date of such hearing, the Plan Administrator shall render its written decision on review, written in a manner calculated to be understood by the Claimant, specifying the reasons and Plan provisions upon which its decision was based.

14.4        Indemnification.
            ---------------
            In addition to whatever rights of indemnification the members of the Board of Directors of the Company, or any other person or persons (other than the Trustee) to whom any power authority, or responsibility of the Company is designated pursuant to paragraph
            (b) of Section 14.1, may be entitled under the articles of incorporation or regulations of the Company, under any provision of law or under any other agreement, the Company shall satisfy any liability actually and reasonably incurred by any such member or such other person or persons, including expenses, attorneys' fees, judgments, fines, and amounts paid in settlement, in connection with any threatened, pending or completed action, suit, or proceeding which is related to the exercising or failure to exercise by such member or such other person or persons of any of the powers, authority, responsibilities, or discretion of the Company as provided under the Plan, or reasonably believed by such member or such other person or persons to be provided hereunder, and any action taken by such member or such other person or persons in connection therewith.

14.5        Qualified Domestic Relations Orders.
            -----------------------------------
            The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Section 414(p) of the Code and regulations issued thereunder. Notwithstanding any other provisions of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code, regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

                                   ARTICLE XV

                          TRUSTEE AND TRUST AGREEMENT

                          The Company has executed a Trust Agreement with the
Trustee, setting forth the terms, provisions, and conditions of a trust for the Plan, pursuant to which the Trustee shall hold, manage, and administer all trust property so as to effectuate the provisions of the Plan. The Trust Agreement is subject to amendment and termination, and the Company may change the Trustee, all as provided in the Trust Agreement. The terms and provisions of the Trust Agreement are hereby incorporated by reference.

                                  ARTICLE XVI

                           AMENDMENT AND TERMINATION

16.1        Amendment.
            ---------
            Subject to the provisions of Section 16.2, the Company may at any time and from time to time, by action of its Board of Directors, amend the Plan, except that the powers and duties of the Trustee shall not be substantially changed without its approval. Any such amendment shall be by written instrument executed by the Company and delivered to the Trustee, and may be made retroactively if in the opinion of the Company such amendment is necessary to enable the Plan and Trust Fund to meet the requirements of the Code (including the regulations and rulings issued thereunder) or the requirements of any governmental authority.

16.2        Limitation on Amendment.
            -----------------------
            The Company shall make no amendment to the Plan which shall result in the forfeiture or reduction of the interest of any Employee, Participant, Former Participant or person claiming under or through any one or more of them pursuant to the Plan, except that nothing herein contained shall restrict the right to amend the provisions hereof relating to the administration of the Plan and Trust Fund. Moreover, no such amendment shall be made hereunder of the Trust Fund which shall permit any part of the property to revert to any Employer or be used or be diverted to purposes other than the exclusive benefit of employees, Participants, Former Participants and Beneficiaries.

16.3        Termination.
            -----------
            The Company reserves the right, by action of its Board of Directors, to terminate the Plan as to all Employers at any time, which termination shall become effective upon notice in writing to the Trustee (the effective date of such termination being hereinafter referred to as the "termination date"). The Plan shall terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers. In the event of the termination of the Plan, written notice thereof shall be given to all Participants, Former Participants, and Beneficiaries having an interest under the Plan and to the Trustee. Upon any such termination of the Plan, the Trustee, the investment managers, and the Company shall take the following actions for the benefit of Participants, Former Participants, and Beneficiaries:

            (a) As of the termination date, the Trustee shall value the Goodyear Stock Fund and the assets of the Investment Funds with respect to which no investment manager has been appointed, and each investment manager shall value the assets of the Investment Fund with respect to which he has been appointed. In valuing the Investment Funds with respect to which no investment manager has been appointed that consist of mutual funds, the Trustee may rely on price data supplied by the mutual fund manager. The Trustee shall then adjust all separate accounts and sub-accounts in the manner provided in Section 10.1, with any unallocated contributions being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a valuation date for purposes of Article X. In determining the net worth of the Trust Fund hereunder, the Trustee shall include as a liability such amounts as in its judgment shall be necessary to pay all expenses in connection with the termination of the Trust Fund and the liquidation and distribution of the property of the Trust Fund, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

            (b) The Trustee thereafter shall then dispose of all separate accounts to or for the benefit of each Participant, Former Participant, or Beneficiary in accordance with the provisions of Section 12.3.

            Notwithstanding anything to the contrary contained in the Plan upon any such Plan termination, the interest of each Participant, Former Participant, and Beneficiary shall be fully vested and nonforfeitable; and, if there is a partial termination of the Plan, the interest of each Participant, Former Participant, and Beneficiary who is affected by such partial termination shall be fully vested and nonforfeitable. Moreover, no such Plan termination shall affect the continuance of distributions from any separate accounts of Former Participants whose Settlement Dates occurred prior to the termination date in accordance with the method determined by the Company prior to such date.

16.4        Withdrawal of an Employer.
            -------------------------
            An Employer other than the Company may, by action of its Board of Directors, withdraw from the Plan, such withdrawal to be effective upon notice in writing to the Trustee (the effective date of such withdrawal being hereinafter referred to as the "withdrawal date"), and shall thereupon cease to be an Employer for all purposes of the Plan. An Employer shall be deemed automatically to withdraw from the Plan in the event of its complete discontinuance of contributions, or (subject to Section 16.5) in the event it ceases to be a subsidiary. The withdrawal of an Employer shall be treated as a termination of the Plan with respect to such Employer, and with respect to Participants who at the time are employed by such Employer. In the event of any such withdrawal of an Employer, the Trustee, the investment managers, and the Company shall, as of the withdrawal date, take the action specified in Section 16.3, as on a termination of the Plan, except that there shall be a distribution from the separate accounts only in the case of Participants who are employed solely by the withdrawing Employer, and who, upon such withdrawal, are neither transferred to nor continued in employment with any other Employer or a related corporation. The interest of any Participant employed by such withdrawing Employer who is transferred to or continues in employment with any other Employer or a related corporation and the interest of any Participant employed solely by an Employer other than the withdrawing Employer, or a related corporation shall remain unaffected by such withdrawal; no adjustment in his separate account shall be made by reason of the withdrawal; and he shall continue as a Participant hereunder subject to the remaining provisions of the Plan.

16.5        Corporate Reorganization.
            ------------------------
            The merger, consolidation, or liquidation of the Company or any Employer with or into the Company any other Employer, or a related corporation shall not constitute a termination of the Plan as to the Company or such Employer.

                                  ARTICLE XVII

                      ADOPTION BY SUBSIDIARIES; EXTENSION
                           TO NEW BUSINESS OPERATIONS

17.1        Adoption by Subsidiaries.
            ------------------------
            Any subsidiary of the Company which at the time is not an Employer may, with the consent of the Board of Directors of the Company, adopt the Plan and become an Employer hereunder by causing an appropriate written instrument evidencing such adoption to be executed pursuant to the authority of its board of directors and filed with the Company and the Trustee.

17.2        Extension to New Business Operations.
            ------------------------------------
            Should any Employer acquire or establish a new plant, division, or other business operation, such Employer may, by action of its board of directors, and with the consent of the Chairman of the Board, the President or an Executive Vice President of the Company, extend Plan coverage to such plant, division or operation.

                                 ARTICLE XVIII

                            MISCELLANEOUS PROVISIONS

18.1        No Commitment as to Employment.
            ------------------------------
            Nothing herein contained shall be construed as a commitment or agreement upon the part of any Employee hereunder to continue his employment with an Employer, and nothing herein contained shall be construed as a commitment on the part of any Employer to continue the employment or rate of Compensation of any Employee hereunder for any period.

18.2        Benefits.
            --------
            Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, Former Participants, and Beneficiaries.

18.3        No Guarantees.
            -------------
            No Employer nor the Trustee guarantees the Trust Fund from loss or depreciation nor the payment of any amount which may become due to any person hereunder.

18.4        Expenses.
            --------
            The expenses of administration of the Plan are considered expenses of the Plan and shall be paid in total from the Trust Fund and by the Company. The brokerage expenses of the Goodyear Stock Fund and the fees of the Trustee shall be paid by the Company. All expenses of the Investment Funds shall be paid from such Funds.

18.5        Precedent.
            ----------
            Except as otherwise specifically provided, no action taken in accordance with the Plan by the Employers or the Trustee shall be construed or relied upon as a precedent for similar action under similar circumstances.

18.6        Duty to Furnish Information.
            ---------------------------
            Each of the Employers and the Trustee shall furnish to any of the others any documents reports, returns statements, or other information that any other reasonably deems necessary to perform its duties imposed hereunder or otherwise imposed by law.

18.7        Withholding.
            -----------
            The Trustee shall withhold any tax which by any present or future law is required to be withheld, and which the Company notifies the Trustee in writing is to be so withheld, from any payment to any Participant, Former Participant, or Beneficiary hereunder.

18.8        Merger, Consolidation, or Transfer of Plan Assets.
            -------------------------------------------------
            The Plan shall not be merged or consolidated with any other plan nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

18.9        Back Pay Awards.
            ---------------
            The provisions of this Section 18.9 shall apply only to an Employee or former Employee who becomes entitled to back pay by an award or agreement of an Employer without regard to mitigation of damages. If a person to whom this Section 18.9 applies was or would have become an Employee after such back pay award or agreement has been effected, and if any such person who had not previously become a Participant pursuant to Section 3.1 shall within 30 days of the date he receives notice of the provisions of this Section 18.9 make an election to become a Participant in accordance with such Section
            3.1 (retroactive to any Enrollment Date as of which he was or has become eligible to do so), then such Participant may elect that any Tax-Deferred Contributions not previously made on his behalf but which, after application of the foregoing provisions of this
            Section 18.9, would have been made under the provisions of Article IV and any After-Tax Contributions which he had not previously made but which, after application of the foregoing provisions of this
            Section 18.9, he would have made under the provisions of Article V, shall be made out of the proceeds of such back pay award or agreement. To the extent that any additional Tax-Deferred Contributions or After-Tax Contributions are made during the month in accordance with the provisions of the foregoing sentence, his Employer shall make a Matching Employer Contribution for such month equal to the amount of the Matching Employer Contribution which would have been allocated to such Participant under the provisions of Article VI as in effect during each Plan year to which such additional contributions relate. The amounts of such additional contributions shall be credited to the separate account of such Participant or Former Participant, as appropriate. Any additional contributions made by such Participant and by an Employer pursuant to this Section 18.9 shall be made in accordance with, and subject to the limitations of the applicable provisions of Articles IV, V, and VI.

18.10       Condition on Employer Contributions.
            -----------------------------------
            Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any obligation of an Employer to make any contribution hereunder hereby is conditioned upon the continued qualification of the Plan under Section 401(a) of the Code, the exempt status of the Trust Fund under Section 501(a) of the Code, and the deductibility of the contribution under Section 404 of the Code. Except as otherwise provided in this Section 18.10, however, in no event shall any portion of the property of the Trust Fund ever revert to or otherwise inure to the benefit of an Employer or any related corporation.

18.11       Return of Contributions to Participants.
            ---------------------------------------
            Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, in the event of the cessation of a Participant's participation in the Plan, on a day other than the last day of a month, or in the event of any termination of the Plan, any After-Tax Contributions which have been deducted from the Compensation of a Participant and any Tax-Deferred Contributions which would have reduced his Compensation during such month shall be returned to such Participant or his Beneficiary, and such After-Tax Contributions and Tax-Deferred Contributions shall be treated for all Plan purposes as if they had never been made.

18.12       Return of Contributions to an Employer.
            --------------------------------------
            The corpus or income of the Trust may not be diverted to or used for other than the exclusive benefit of the Participants or their Beneficiaries. Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, in the event a Tax-Deferred Contribution or a Matching Employer Contribution:

            (a)       is made under a mistake of fact, or

            (b)       is conditioned upon deduction of the contribution under
                      Section 404 of the Internal Revenue Code and such deduction is disallowed, or

            (c) is conditioned upon the initial qualification of the Plan, or the continuing qualification of the Plan following amendment, under Section 401(a) of the Internal Revenue Code and the Plan does not so qualify, such a contribution may be returned to the Employer within one (1) year after the payment of the contribution, the disallowance of the deduction to the extent disallowed, or the date of denial of the qualification of the Plan, whichever is applicable.

18.13       Validity of Plan.
            ----------------
            The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the State of Ohio. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

18.14       Parties Bound.
            -------------
            The Plan shall be binding upon the Employers all Participants, Former Participants, and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

                                  ARTICLE XIX

                              TOP-HEAVY PROVISIONS
                              --------------------
19.1        Applicability.
            -------------
            Notwithstanding anything to the contrary contained in the Plan, the provisions of this Article XIX shall be applicable during any Plan year in which the Plan is determined to be a top-heavy plan as hereinafter defined. In the event that the Plan is determined to be a top-heavy plan and upon a subsequent determination date is determined to no longer be a top-heavy plan, the vesting provisions specified in Section 12.2 and the contribution provisions specified in Section 6.1 shall again become applicable as of such subsequent determination date; provided however, that in the event such prior vesting schedule does again become applicable, the provisions of
            Section 12.6 shall apply (i) to preserve the nonforfeitable accrued benefit of any Participant, Former Participant, or Beneficiary and
            (ii) to permit any Participant with three years of Continuous Service to elect to continue to have his nonforfeitable interest in his Company Stock Fund Account determined in accordance with the vesting schedule specified in Section 19.3.

19.2        Top-Heavy Definitions.
            ---------------------
            For purposes of this Article XIX, the following definitions shall apply:

            (a) The "determination date" with respect to any Plan year shall mean the last day of the preceding Plan year (or, in the case of the first Plan year of the Plan, the last day of the first Plan year).

            (b) The "valuation date" with respect to any determination date shall mean the most recent revaluation date occurring within a 12-month period ending on the determination date.

            (c) A "key employee" shall mean any Employee or Former Employee who is a key employee pursuant to the provisions of Section 416(i)(1) of the Code and any Beneficiary of such Employee or Former Employee.

            (d) A "non-key employee" shall mean any Employee who is not a key employee.

            (e) A "top-heavy plan" with respect to a particular Plan year shall mean (i), in the case of a defined contribution plan, a plan for which, as of the determination date, the aggregate of the accounts (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) of key employees exceeds 60 percent of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date, (ii), in the case of a defined benefit plan, a plan for which, as of the determination date, the present value of the cumulative accrued benefits payable under the plan (within the meaning of Section 416(g) of the Code and the regulations and rulings thereunder) to key employees exceeds 60 percent of the present value of the cumulative accrued benefits under the plan for all employees, with present value of accrued benefits to be determined in accordance with the actuarial assumptions specified in such defined benefit plan, and (iii) any plan included in a required aggregation group that is a top-heavy group. Notwithstanding the foregoing, if a plan is included in a required or permissive aggregation group that is not a top-heavy group, such plan shall not be a top-heavy plan. In the case of a defined benefit plan, the accrued benefit of a participant other than a key employee shall be determined under the method, if any, that uniformly applied for accrual purposes under all defined benefit plans maintained by the Employer or if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(c) of the Code. For purposes of this paragraph (e), for any Plan year beginning after December 31, 1984, the accounts and accrued benefits of any employee who has not performed an hour of service during the five-year period ending on the determination date shall be disregarded.

            (f) A "super top-heavy plan" with respect to a particular Plan year shall mean a plan that, as of the determination date, would qualify as a top-heavy plan under the definition in paragraph (e) of this Section 19.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition. A plan is also a "super top-heavy plan" if it is part of a super top-heavy group.

            (g) A "required aggregation group" shall include (i) all plans of each Employer in which a key employee is a participant, and (ii) all other plans of such Employer, including any plans terminated during the five-year period ending in the determination date, which enable a plan described in (i) to meet the requirements of Sections 401(a)(4) or 410 of the Code.

            (h) A "permissive aggregation group" shall mean those plans included in each Employer s required aggregation group together with any other plan or plans of the Employer, so long as the entire group of plans would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code.

            (i) A "top-heavy group"with respect to a particular Plan year shall mean a required or a permissive aggregation group if the sum, as of the determination date, of the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group and the aggregate of the account balances of key employees under all defined contribution plans included in such group exceeds 60 percent of a similar sum determined for all employees covered by the plans included in such group.

            (j) A "super top-heavy group" with respect to a particular Plan year shall mean a required or permissive aggregation group that, as of the determination date, would qualify as a top-heavy group under the definition in paragraph
                      (i) of this Section 19.2 with "90 percent" substituted for "60 percent" each place where "60 percent" appears in such definition.

19.3        Accelerated Vesting.
            -------------------
            In the event the Plan is determined to be a top-heavy plan with respect to any Plan year beginning after December 31, 1983, a Participant whose Settlement Date occurs during such Plan year under the conditions specified in paragraph (e) of Section 12.1 shall be vested in a nonforfeitable percentage of the balance of his sub-account attributable to Matching Employer Contributions which shall be determined by application of the following vesting schedule:


                                                                  Nonforfeitable
Years of Continuous Service                                         Percentage
---------------------------                                       --------------
Less than 2 years                                                        0%
2 years but less than 3 years                                           25%
3 years but less than 4 years                                           50%
4 years but less than 5 years                                           75%
5 years or more                                                        100%


19.4        Minimum Employer Contribution.
            -----------------------------
            In the event the Plan is determined to be a top-heavy plan with respect to any Plan year beginning after December 31, 1983, the Employer contributions and forfeitures allocated to the sub-account attributable to Matching Employer Contributions of each non-key employee who is a Participant (or who was eligible under Section
            3.1 to become a Participant prior to the end of the Plan year but failed to make the written election described therein) and who is not separated from service with the Employer as of the end of the Plan year shall be no less than the lesser of (i) three percent of his Compensation or (ii) the largest percentage of Compensation that is allocated for such Plan year to the sub-account attributable to Matching Employer Contributions of any key employee; except that, in the event the Plan is part of a required aggregation group, and the Plan enables a defined benefit plan included in such group to meet the requirements of Section 401(a)(4) or 410 of the Code, the minimum allocation of Employer contributions and forfeitures to the sub-account attributable to Matching Employer Contributions of each such non-key employee shall be three percent of the Compensation of the non-key employees. Any minimum allocation to the sub-account attributable to Matching Employer Contributions of a non-key employee required by this
            Section 19.4 shall be made without regard to any social security contribution made by an Employer on behalf of the non-key employee. Notwithstanding the minimum top-heavy allocation requirements of this Section 19.4, in the event that the Plan is a top-heavy plan, each non-key employee who is a Participant hereunder (or who was eligible under Section 3.1 to become a Participant prior to the end of the Plan year but failed to make the written election described therein) and who is also covered under a top-heavy defined benefit plan maintained by an Employer will receive the top- heavy benefits provided under such defined benefit plan in lieu of the minimum top-heavy allocation under the Plan.

19.5        Adjustments to Section 415 Limitations.
            --------------------------------------
            In the event that the Plan is a top-heavy plan and an Employer maintains a defined benefit plan covering some or all of the Employees that are covered by the Plan, the provisions of subparagraphs (i) and (ii) of paragraph (d) of Section 9.1 shall be applied to the Plan by substituting "1.0" for "1.25" each place where "1.25" appears and Section 415(e)(6)(B)(i) of the Code shall be applied to the Plan by substituting "$41,500" for "$51,875", except that such substitutions shall not be applied to the Plan if
            (i) the Plan is not a super top-heavy plan, (ii) the Employer contribution for such Plan year for each non-key employee who is to receive a minimum top-heavy benefit hereunder is not less than four percent of such non-key employee's compensation,
            (iii) the minimum annual retirement benefit accrued by a non-key employee who participates under one or more defined benefit plans of an Employer or a related corporation is not less than the lesser of three percent times years of service with an Employer or a related corporation or thirty percent, and (iv) a non-key employee who participates under both a defined benefit plan and a defined contribution plan of an Employer receives an allocation of Employer contributions and forfeitures equal to at least seven and one-half percent of his Compensation.

19.6        Compensation Taken Into Account.
            -------------------------------
            The annual compensation of any Participant to be taken into account under the Plan during any Plan year in which the Plan is determined to be a top-heavy plan shall not exceed (a) $200,000 for Plan years beginning prior to January 1, 1994, or (b) $150,000 for Plan years beginning on or after January 1, 1994, both subject to adjustment annually as provided in Section 401(a)(17)(B) and Section 415(d) of the Code.

                                   ARTICLE XX

                                     LOANS

20.1        Application for Loan.
            --------------------
            A Participant may make application to the Company for a loan from his separate account under the Investment Funds, in accordance with procedures established by the Company; provided, however, that no loan in excess of 50% of the Participant's vested interest under the Plan shall be made hereunder; and, provided further, that the amount of any loan must be at least $1,000. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees and shall be subject to the following additional conditions:

            (a) At the time the loan is made, the Participant shall agree to repay the loan by payroll withholding; provided, however, that in the event a Participant terminates employment with the Employer prior to the repayment of any loan hereunder, such Former Participant may continue to repay the amount of his loan in monthly payments forwarded to the Trustee. Any loan may be repaid in full, without penalty, at any time after the loan has been in existence for at least three months.

            (b) A loan shall not be granted hereunder unless the Participant consents to the charging of his separate account in accordance with the provisions of Section 20.5 for unpaid principal and interest in the event the loan is declared to be in default.

            (c) As collateral for a loan granted hereunder, the Participant shall grant to the Plan a security interest in such Participant's separate account, which security interest shall not exceed 50% of such Participant's vested interest under the Plan, determined as of the date as of which the loan is made.

            (d) A Participant shall not have more than two loans outstanding at any time from the Plan and all other plans of the Employer and any related corporation.

            (e) Loans shall be made to Participants in accordance with written procedures established by the Company, which written procedures are hereby incorporated into and made a part of the Plan.

20.2        Reduction of Account Upon Distribution.
            --------------------------------------
            Notwithstanding any other provision of the Plan to the contrary, the amount of a Participant's separate account that is distributable to the Participant or his Beneficiary under the Plan shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If a distribution is made because of the death of a Participant prior to the commencement of a distribution of his separate account, and less than 100% of the Participants vested interest in his separate account (determined without regard to the preceding sentence) is payable to such Participant's surviving spouse, then the balance of the Participant's vested interest in his separate account shall be adjusted by reducing such Participant's vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the Participant's separate account that is payable to such Participant's surviving spouse.

20.3        Requirements to Prevent a Taxable Distribution.
            ----------------------------------------------
            Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article XX.

            (a) The interest rate on any loan made to a Participant hereunder shall be the "prime rate" (as hereinafter defined) charged by the Trustee and in effect on the date the Participant's loan request is made, plus one percent. For purposes of determining the rate to be used in calculating the interest charged on loans made hereunder, the "prime rate" shall be the prime rate set by the Trustee from time to time as reported by it and as in effect on the first business day of each month. If the Trustee does not set a prime rate, the interest rate on any loan made to a Participant hereunder shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

            (b) The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan and all other plans maintained by the Employer or a related corporation) shall not exceed the lesser of:

                      (i) $50,000, reduced by the highest outstanding balance of any other loan to the Participant from the Plan and all other plans maintained by the Employer or a related corporation during the preceding 12-month period; or

                      (ii)        50% of the vested portion of the
                                  Participant's separate account under the Plan and his vested interest under all other plans maintained by the Employer or a related corporation.

            (c) The repayment term of any loan granted to a Participant hereunder shall be 12, 24, 36, 48 or 54 months, as specified by the Participant.

            (d) Except as otherwise permitted under Treasury regulations, substantially level amortization shall be required over the term of the loan with payment being made not less frequently than quarterly.

20.4        Administration of Loan Investment Fund.
            --------------------------------------
            Upon approval of a loan to a Participant hereunder, the Company shall direct the Trustee to establish a Loan Investment Fund in the name of such Participant, and to transfer to such Loan Investment Fund such portion of the Participant's separate account invested in the Investment Funds as shall equal the amount of the Participant's loan; provided, however, that the portion of the Participant's investment in the Investment Funds that is to be debited for any loan to be made to the Participant hereunder shall be in the same proportion as the Participant's current balance in those Investment Funds. Any loan approved by the Company shall be made to the Participant out of the Participant's Loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article XX shall be deposited in his Loan Investment Fund and shall be transferred, upon receipt, to the Investment Funds in accordance with the Participant's most recent investment directions on the date of payment to the Loan Investment Fund. The balance of the Participant's loan shall be decreased by the amount of principal payments, and the Loan Investment Fund shall be terminated when the loan has been repaid in full.

20.5        Default.
            -------
            If a Participant fails to make, or fails to cause to be made, any payment required under the terms of the loan within 60 days following the date on which such payment shall become due, the Company may direct the Trustee to declare the loan to be in default, in accordance with the provisions of the Plan's written loan procedure, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the separate account of the borrower with the amount of such balance and interest as of the earliest date, including the borrower's Severance Date, if applicable, upon which a distribution may be made from the Plan to the borrower without adversely affecting either the tax qualification of the Plan or the qualified status of the cash or deferred arrangement maintained under the Plan.

20.6        Changes in Employment Status and Transfers of Employment Before
            ---------------------------------------------------------------
            Loan is Repaid in Full.
            ----------------------

            Subject to the provisions of Section 3.4, in the event a
            Participant:

            (a) ceases to be an Employee but continues in the employment of (i) an Employer in some other capacity or (ii) a related corporation, and

            (b)       becomes a participant in

                      (i) The Goodyear Tire & Rubber Company Employee Savings Plan for Salaried Employees,

                      (ii) The Goodyear Tire & Rubber Company Employee Savings Plan for Hourly Employees, or

                      (iii) The Goodyear Tire & Rubber Company Employee Savings Plan for Bargaining Unit Employees,

            his separate account under the Plan and his Loan Investment Fund, if any, shall be transferred to the savings plan in which he becomes a participant. Any transfer of his separate account and Loan Investment Fund made in accordance with the provisions of this
            Section 20.6 shall be made as soon as administratively practicable after the Participant's change in employment status or transfer of employment, subject to compliance with Section 414(l) of the Code and the regulations thereunder.

                                  ARTICLE XXI

                        ELIGIBLE ROLLOVER DISTRIBUTIONS


21.1        Direct Rollover.
            ---------------
            This Article XXI applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this
            Article XXI, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

21.2        Definitions.
            -----------
            (a) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

            (b) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

            (c) Distributee: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

            (d) Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

                            *          *          *


              EXECUTED at Akron, Ohio, this 15th day of December, 1995.


                                        CELERON CORPORATION



                                        By /s/ R. W. Tieken
                                          -----------------
                                          Vice President
Attest:

/s/ J. Boyazis
--------------
Assistant Secretary